Exhibit 10.4

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of August 20, 2015, is entered into by and between Panther Biotechnology, Inc., a Nevada corporation (“Company”), and Typenex Co-Investment, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).
A.            Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).
B.            Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Secured Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $1,215,000.00 (the “Note”), convertible into shares of common stock, $0.001 par value per share, of Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note.
C.            This Agreement, the Note, the Security Agreement (as defined below), the Investor Notes (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.
D.            For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares.
NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company and Investor hereby agree as follows:
1.            Purchase and Sale of Securities.
1.1.            Purchase of Securities. Company shall issue and sell to Investor and Investor agrees to purchase from Company the Note. In consideration thereof, Investor shall pay (i) the amount designated as the initial cash purchase price on Investor’s signature page to this Agreement (the “Initial Cash Purchase Price”), and (ii) issue to Company the Investor Notes (the sum of the initial principal amount of the Investor Notes, together with the Initial Cash Purchase Price, the “Purchase Price”). The Purchase Price, the OID (as defined below), and the Transaction Expense Amount (as defined below) are allocated to the Tranches (as defined in the Note) of the Note as set forth in the table attached hereto as Exhibit B.
1.2.            Form of Payment. On the Closing Date, (i) Investor shall pay the Purchase Price to Company by delivering the following at the Closing: (A) the Initial Cash Purchase Price, which shall be delivered by wire transfer of immediately available funds to Company, in accordance with Company’s written wiring instructions; (B) Investor Note #1 in the principal amount of $220,000.00 duly executed and substantially in the form attached hereto as Exhibit C (“Investor Note #1”); (C) Investor Note #2 in the principal amount of $220,000.00 duly executed and substantially in the form attached hereto as Exhibit C (“Investor Note #2”); (D) Investor Note #3 in the principal amount of $220,000.00 duly executed and substantially in the form attached hereto as Exhibit C (“Investor Note #3”); and (E) Investor Note #4 in the principal amount of $220,000.00 duly executed and substantially in the form attached hereto as Exhibit C (“Investor Note #4”, and together with Investor Note #1, Investor Note #2 and Investor Note #3, the “Investor Notes”); and (ii) Company shall deliver the duly executed Note on behalf of Company, to Investor, against delivery of such Purchase Price.
1

1.3.            Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 5:00 p.m., Eastern Time on or about August 20, 2015, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by express courier and email of .pdf documents, but shall be deemed to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.
1.4.            Collateral for the Note. The Note shall be secured by the collateral set forth in that certain Security Agreement attached hereto as Exhibit D listing the Investor Notes as security for Company’s obligations under the Transaction Documents (the “Security Agreement”).
1.5.            Collateral for Investor Notes. Initially, none of the Investor Notes will be secured, but all or any of the Investor Notes may become secured subsequent to the Closing by such collateral and at such time as determined by Investor in its sole discretion. In the event Investor desires to secure any of the Investor Notes, Company shall timely execute any and all amendments and documents and take such other measures requested by Investor that are necessary or advisable in order to properly secure the applicable Investor Notes.
1.6.            Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $110,000.00 (the “OID”). In addition, Company agrees to pay $5,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The Purchase Price, therefore, shall be $1,100,000.00, computed as follows: $1,215,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Initial Cash Purchase Price shall be the Purchase Price less the sum of the initial principal amounts of the Investor Notes. The portions of the OID and the Transaction Expense Amount allocated to the Initial Cash Purchase Price are set forth on Exhibit B.
2.            Investor’s Representations and Warranties. Investor represents and warrants to Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (iv) this Agreement and the Investor Notes have been duly executed and delivered on behalf of Investor.
3.            Company’s Representations and Warranties. Company represents and warrants to Investor that: (1) Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (2) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (3) Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (4) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company; (5) this Agreement, the Note, the Security Agreement, and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally;
2

(6) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (7) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor; (8) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (9) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (10) Company has not consummated any financing transaction that has not been disclosed in a periodic filing with the SEC under the 1934 Act; (11) Company is not, nor has it ever been, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act or is in compliance with Rule 144(i)(2) under the 1933 Act; (12) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (13) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing Broker Fees; (14) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (15) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; and (16) Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC;SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Company, being aware of the matters described in subsection (xvi) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

3

4.            Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company shall comply with the following covenants: (17) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Company shall timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (18) the Common Stock shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink Current Information; (19) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (20) trading in Company’s Common Stock shall not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on the Company’s principal trading market; (21) Company shall not transfer, assign, sell, pledge, hypothecate or otherwise alienate or encumber the Investor Notes in any way without the prior written consent of Investor; (22) Company shall not have at any given time more than two (2) Variable Security Holders (as defined below), excluding Investor, without Investor’s prior written consent; and (vii) Company shall not make any Variable Security Issuance (as defined below) with gross proceeds to Company of less than $200,000.00 without Investor’s prior written consent. For purposes hereof, the term “Variable Security Holder” means any holder of any Company securities that are convertible into Common Stock (including without limitation convertible debt, warrants or convertible preferred stock) with a conversion price that varies with the market price of the Common Stock (each issuance of any such security, a “Variable Security Issuance”).
5.            Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:
5.1.            Investor shall have executed this Agreement and the Investor Notes and delivered the same to Company.
5.2.            Investor shall have delivered the Initial Cash Purchase Price to Company in accordance with Section 1.2 above.
6.            Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:
6.1.            Company shall have executed this Agreement and delivered the same to Investor.
6.2.            Company shall have delivered to Investor the duly executed Note in accordance with Section 1.2 above.
6.3.            Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent substantially in the form attached hereto as Exhibit E acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).
6.4.            Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit F evidencing Company’s approval of the Transaction Documents.
6.5.            Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit G to be delivered to the Transfer Agent.
4

6.6.            Company shall have delivered to Investor fully executed copies of the Security Agreement and all other Transaction Documents required to be executed by Company herein or therein.
7.            Reservation of Shares. At all times during which the Note is convertible, Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Note at least three (3) times the quotient obtained by dividing the Outstanding Balance (as defined in the Note) by the Installment Conversion Price (as defined in the Note) (the “Share Reserve”), but in any event not less than 250,000 shares of Common Stock shall be reserved at all times for such purpose (the “Transfer Agent Reserve”). Company further agrees that it will cause the Transfer Agent to immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 100,000 shares as and when requested by Investor in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve. In furtherance thereof, from and after the date hereof and until such time that the Note has been paid in full, Company shall require the Transfer Agent to reserve for the purpose of issuance of Conversion Shares under the Note, a number of shares of Common Stock equal to the Transfer Agent Reserve. Company shall further require the Transfer Agent to hold such shares of Common Stock exclusively for the benefit of Investor and to issue such shares to Investor promptly upon Investor’s delivery of a conversion notice under the Note. Finally, Company shall require the Transfer Agent to issue shares of Common Stock pursuant to the Note to Investor out of its authorized and unissued shares, and not the Transfer Agent Reserve, to the extent shares of Common Stock have been authorized, but not issued, and are not included in the Transfer Agent Reserve. The Transfer Agent shall only issue shares out of the Transfer Agent Reserve to the extent there are no other authorized shares available for issuance and then only with Investor’s written consent.
8.            Terms of Future Financings.  So long as the Note is outstanding, upon any issuance by Company of any security with any term more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor, then Company shall notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Transaction Documents. Additionally, if Company fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Company has granted such a term to any third party, Investor may notify Company of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, OIDs, stock sale price, conversion price per share, and warrant coverage.
9.            No Shorting. During the period beginning on the Closing Date and ending on the date the Note has been repaid in full or sold by Investor to a third party that is not an affiliate of Investor, Investor will not directly or through an affiliate engage in any open market Short Sales (as defined below) of the Common Stock; provided; however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 9 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (i) Company shall under no circumstances be entitled to request or demand that Investor either (A) provide trading or other records of Investor or of any party or (B) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (ii) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (iii) Company shall have no setoff right with respect to any such Short Sales.  As used herein, “Short Sale” has the meaning provided in Rule 3b-3 under the 1934 Act.
5

10.            Miscellaneous. The provisions set forth in this Section 10 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.
10.1.            Original Signature Pages. Each party agrees to deliver its original signature pages to the Transaction Documents to the other party within five (5) Trading Days of the date hereof. Notwithstanding the foregoing, the Transaction Documents shall be fully effective upon exchange of electronic signature pages by the parties and payment of the Initial Cash Purchase Price by Investor. For the avoidance of doubt, the failure by either party to deliver its original signature pages to the other party shall not affect in any way the validity or effectiveness of any of the Transaction Documents, provided that such failure to deliver original signatures shall be a breach of the party’s obligations hereunder.
10.2.            Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit H) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit H attached hereto (the “Arbitration Provisions”). The parties hereby acknowledge and agree that the Arbitration Provisions are unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.
10.3.            Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah; provided, however, that notwithstanding anything herein to the contrary, enforcement of Investor’s rights under the Security Agreement will occur in accordance with the Uniform Commercial Code of the applicable state(s) under the Security Agreement and enforcement of Company’s rights over the Collateral will occur in accordance with the laws of the state in which the Collateral is located. Without modifying the parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, and (iii) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.
10.4.            Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the Outstanding Balance, Lender Conversion Price (as defined in the Note), Lender Conversion Shares (as defined in the Note), Installment Conversion Price, Installment Conversion Shares (as defined in the Note), Conversion Factor (as defined in the Note), Market Price (as defined in the Note), or VWAP (as defined in the Note) (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email or facsimile with confirmation of receipt (i) within three (3) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute.
6

If Investor and Company are unable to agree upon such Calculation within three (3) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor shall, within three (3) Trading Days, submit via email or facsimile the disputed Calculation to Unkar Systems Inc. (“Unkar Systems”). Company shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Note) shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

10.5.            Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.
10.6.            Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.
10.7.            Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
10.8.            Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters.
10.9.            No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.
10.10.            Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.
10.11.            Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer, or by facsimile (with successful transmission confirmation), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):
7

If to Company:

Panther Biotechnology, Inc.
Attn: Evan Levine
888 Prospect Street
La Jolla, California 92037

       With a copy to (which shall not constitute notice):

Firsel Ross, LLC
Attn: Philip E. Ruben, Esq.
2801 Lakeside Drive, Suite 207
Bannockburn, Illinois 60015

If to Investor:

Typenex Co-Investment, LLC
Attn: John Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC
Attn: Jonathan Hansen
3051 West Maple Loop Drive, Suite 325
Lehi, Utah 84043

10.12.            Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.
10.13.            Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.
10.14.            Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
8

10.15.            Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Company’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Company’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.
10.16.            Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Company must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The shares of Common Stock issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Company will reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Company in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Company shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Common Stock will be determined under Section 13(d) of the 1934 Act.
10.17.            Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note; or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.
9

10.18.            Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.
10.19.            Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.
10.20.            Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.
10.21.            Voluntary Agreement. Company has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Company to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Company has had the opportunity to seek the advice of an attorney of Company’s choosing and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.
[Remainder of page intentionally left blank; signature page follows]

10

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.
SUBSCRIPTION AMOUNT:

Principal Amount of Note:                                                                                                      $1,215,000.00

Initial Cash Purchase Price:                                                                                                          $220,000.00

INVESTOR:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:   ______________________________
John M. Fife, President

COMPANY:

Panther Biotechnology, Inc.

By:
Printed Name:
Title:                                                                                                  ____________

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Allocation of Purchase Price
Exhibit C	Form of Investor Note
Exhibit D	Security Agreement
Exhibit E	Irrevocable Transfer Agent Instructions
Exhibit F	Secretary’s Certificate
Exhibit G	Share Issuance Resolution
Exhibit H	Arbitration Provisions

[Signature Page to Securities Purchase Agreement]

EXHIBIT A

SECURED CONVERTIBLE PROMISSORY NOTE
Effective Date: August 20, 2015 U.S. $1,215,000.00

FOR VALUE RECEIVED, Panther Biotechnology, Inc., a Nevada corporation (“Borrower”), promises to pay to Typenex Co-Investment, LLC, a Utah limited liability company, or its successors or assigns (“Lender”), $1,215,000.00 and any interest, fees, charges, and late fees on the date that is thirty (30) months after the Purchase Price Date (the “Maturity Date”) in accordance with the terms set forth herein and to pay interest on the Outstanding Balance (including all Tranches (as defined below), both Conversion Eligible Tranches (as defined below) and Subsequent Tranches (as defined below) that have not yet become Conversion Eligible Tranches) at the rate of ten percent (10%) per annum from the Purchase Price Date until the same is paid in full. This Secured Convertible Promissory Note (this “Note”) is issued and made effective as of August 20, 2015 (the “Effective Date”). This Note is issued pursuant to that certain Securities Purchase Agreement dated August 20, 2015, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall compound daily and shall be payable in accordance with the terms of this Note. Certain capitalized terms used herein are defined in Attachment 1 attached hereto and incorporated herein by this reference.
This Note carries an OID of $110,000.00. In addition, Borrower agrees to pay $5,000.00 to Lender to cover Lender’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of this Note (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of this Note. The purchase price for this Note shall be $1,100,000.00 (the “Purchase Price”), computed as follows: $1,215,000.00 original principal balance, less the OID, less the Transaction Expense Amount. The Purchase Price shall be payable by delivery to Borrower at Closing of the Investor Notes (as defined in the Purchase Agreement) and a wire transfer of immediately available funds in the amount of the Initial Cash Purchase Price (as defined in the Purchase Agreement). This Note shall be comprised of five (5) tranches (each, a “Tranche”), consisting of (i) an initial Tranche in an amount equal to $247,000.00 and any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (as defined in the Purchase Agreement) (the “Initial Tranche”), and (ii) four (4) additional Tranches, each in the amount of $242,000.00, plus any interest, costs, fees or charges accrued thereon or added thereto under the terms of this Note and the other Transaction Documents (each, a “Subsequent Tranche”). The Initial Tranche shall correspond to the Initial Cash Purchase Price, $22,000.00 of the OID and the Transaction Expense Amount, and may be converted any time subsequent to the Purchase Price Date. The first Subsequent Tranche shall correspond to Investor Note #1 and $22,000.00 of the OID, the second Subsequent Tranche shall correspond to Investor Note #2 and $22,000.00 of the OID, the third Subsequent Tranche shall correspond to Investor Note #3 and $22,000.00 of the OID, and the fourth Subsequent Tranche shall correspond to Investor Note #4 and $22,000.00 of the OID. Lender’s right to convert any portion of any of the Subsequent Tranches is conditioned upon Lender’s payment in full of the Investor Note corresponding to such Subsequent Tranche (upon the satisfaction of such condition, such Subsequent Tranche becomes a “Conversion Eligible Tranche”). In the event Lender exercises its Lender Offset Right (as defined below) with respect to a portion of an Investor Note and pays in full the remaining outstanding balance of such Investor Note, the Subsequent Tranche that corresponds to such Investor Note shall be deemed to be a Conversion Eligible Tranche only for the portion of such Tranche that was paid for in cash by Lender and the portion of such Investor Note that was offset pursuant to Lender’s exercise of the Lender Offset Right shall not be included in the applicable Conversion Eligible Tranche. For the avoidance of doubt, subject to the other terms and conditions hereof, the Initial Tranche shall be deemed a Conversion Eligible Tranche as of the Purchase Price Date for all purposes hereunder and may be converted in whole or in part at any time subsequent to the Purchase Price Date, and each Subsequent Tranche that becomes a Conversion Eligible Tranche may be converted in whole or in part at any time subsequent to the first date on which such Subsequent Tranche becomes a Conversion Eligible Tranche. For all purposes hereunder, Conversion Eligible Tranches shall be converted (or redeemed, as applicable) in order of the lowest-numbered Conversion Eligible Tranche and Conversion Eligible Tranches may be converted (or redeemed, as applicable) in one or more separate Conversions (as defined below), as determined in Lender’s sole discretion. At all times hereunder, the aggregate amount of any costs, fees or charges incurred by or assessable against Borrower hereunder, including, without limitation, any fees, charges or premiums incurred in connection with an Event of Default (as defined below), shall be added to the lowest-numbered then-current Conversion Eligible Tranche.

1.            Payment; Prepayment. Provided there is an Outstanding Balance, on each Installment Date (as defined below), Borrower shall pay to Lender an amount equal to the Installment Amount (as defined below) due on such Installment Date in accordance with Section 8. All payments owing hereunder shall be in lawful money of the United States of America or Conversion Shares (as defined below), as provided for herein, and delivered to Lender at the address furnished to Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and charges, if any, then to (c) accrued and unpaid interest, and thereafter, to (d) principal. Notwithstanding the foregoing, so long as Borrower has not received a Lender Conversion Notice (as defined below) or an Installment Notice (as defined below) from Lender where the applicable Conversion Shares have not yet been delivered and so long as no Event of Default has occurred since the Effective Date (whether declared by Lender or undeclared), then Borrower shall have the right, exercisable on not less than five (5) Trading Days prior written notice to Lender to prepay the Outstanding Balance of this Note, in full, in accordance with this Section 1. Any notice of prepayment hereunder (an “Optional Prepayment Notice”) shall be delivered to Lender at its registered address and shall state: (i) that Borrower is exercising its right to prepay this Note, and (ii) the date of prepayment, which shall be not less than five (5) Trading Days from the date of the Optional Prepayment Notice. On the date fixed for prepayment (the “Optional Prepayment Date”), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Lender as may be specified by Lender in writing to Borrower. If Borrower exercises its right to prepay this Note, Borrower shall make payment to Lender of an amount in cash equal to 125% (the “Prepayment Premium”) multiplied by the then Outstanding Balance of this Note (the “Optional Prepayment Amount”). In the event Borrower delivers the Optional Prepayment Amount to Lender prior to the Optional Prepayment Date or without delivering an Optional Prepayment Notice to Lender as set forth herein without Lender’s prior written consent, the Optional Prepayment Amount shall not be deemed to have been paid to Lender until the Optional Prepayment Date. Moreover, in such event the Optional Prepayment Liquidated Damages Amount will automatically be added to the Outstanding Balance of this Note on the day Borrower delivers the Optional Prepayment Amount to Lender. In the event Borrower delivers the Optional Prepayment Amount without an Optional Prepayment Notice, then the Optional Prepayment Date will be deemed to be the date that is five (5) Trading Days from the date that the Optional Prepayment Amount was delivered to Lender. In addition, if Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Lender within two (2) Trading Days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay this Note.
2.            Security. This Note is secured by that certain Security Agreement of even date herewith, as the same may be amended from time to time (the “Security Agreement”), executed by Borrower in favor of Lender encumbering the Investor Notes, as more specifically set forth in the Security Agreement, all the terms and conditions of which are hereby incorporated into and made a part of this Note.
3.            Lender Optional Conversion.
3.1.            Lender Conversion Price. Subject to adjustment as set forth in this Note, the conversion price for each Lender Conversion (as defined below) shall be $7.50 (the “Lender Conversion Price”). However, in the event the Market Capitalization falls below $15,000,000.00 at any time, then in such event (a) the Lender Conversion Price for all Lender Conversions occurring after the first date of such occurrence shall equal the lower of the Lender Conversion Price and the Market Price as of any applicable date of Conversion, and (b) the true-up provisions of Section 11 below shall apply to all Lender Conversions that occur after the first date the Market Capitalization falls below $15,000,000.00, provided that all references to the “Installment Notice” in Section 11 shall be replaced with references to a “Lender Conversion Notice” for purposes of this Section 3.1, all references to “Installment Conversion Shares” in Section 11 shall be replaced with references to “Lender Conversion Shares” for purposes of this Section 3.1, and all references to the “Installment Conversion Price” in Section 11 shall be replaced with references to the “Lender Conversion Price” for purposes of this Section 3.1.

3.2.            Lender Conversions. Lender has the right at any time after the Purchase Price Date until the Outstanding Balance has been paid in full, including without limitation (a) until any Optional Prepayment Date (even if Lender has received an Optional Prepayment Notice) or at any time thereafter with respect to any amount that is not prepaid, and (b) during or after any Fundamental Default Measuring Period, at its election, to convert (each instance of conversion is referred to herein as a “Lender Conversion”) all or any part of the Outstanding Balance into shares (“Lender Conversion Shares”) of fully paid and non-assessable common stock, $0.001 par value per share (“Common Stock”), of Borrower as per the following conversion formula: the number of Lender Conversion Shares equals the amount being converted (the “Conversion Amount”) divided by the Lender Conversion Price. Conversion notices in the form attached hereto as Exhibit A (each, a “Lender Conversion Notice”) may be effectively delivered to Borrower by any method of Lender’s choice (including but not limited to facsimile, email, mail, overnight courier, or personal delivery), and all Lender Conversions shall be cashless and not require further payment from Lender. Borrower shall deliver the Lender Conversion Shares from any Lender Conversion to Lender in accordance with Section 9 below.
3.3.            Application to Installments. Notwithstanding anything to the contrary herein, including without limitation Section 8 hereof, Lender may, in its sole discretion, apply all or any portion of any Lender Conversion toward any Installment Conversion (as defined below), even if such Installment Conversion is pending, as determined in Lender’s sole discretion, by delivering written notice of such election (which notice may be included as part of the applicable Lender Conversion Notice) to Borrower at any date on or prior to the applicable Installment Date. In such event, Borrower may not elect to allocate such portion of the Installment Amount being paid pursuant to this Section 3.3 in the manner prescribed in Section 8.3; rather, Borrower must reduce the applicable Installment Amount by the Conversion Amount described in this Section 3.3.
4.            Defaults and Remedies.
4.1.            Defaults. The following are events of default under this Note (each, an “Event of Default”): (a) Borrower shall fail to pay any principal, interest, fees, charges, or any other amount when due and payable hereunder; or (b) Borrower shall fail to deliver any Lender Conversion Shares in accordance with the terms hereof; or (c) Borrower shall fail to deliver any Installment Conversion Shares (as defined below) or True-Up Shares (as defined below) in accordance with the terms hereof; or (d) a receiver, trustee or other similar official shall be appointed over Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (e) Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (f) Borrower shall make a general assignment for the benefit of creditors; or (g) Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (h) an involuntary proceeding shall be commenced or filed against Borrower; or (i) Borrower shall default or otherwise fail to observe or perform any covenant, obligation, condition or agreement of Borrower contained herein or in any other Transaction Document, other than those specifically set forth in this Section 4.1 and Section 4 of the Purchase Agreement; or (j) any representation, warranty or other statement made or furnished by or on behalf of Borrower to Lender herein, in any Transaction Document, or otherwise in connection with the issuance of this Note shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or (k) the occurrence of a Fundamental Transaction without Lender’s prior written consent;

or (l) Borrower shall fail to maintain the Share Reserve as required under the Purchase Agreement; or (m) Borrower effectuates a reverse split of its Common Stock without twenty (20) Trading Days prior written notice to Lender; or (n) any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $100,000.00, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days unless otherwise consented to by Lender; or (o) Borrower shall fail to deliver to Lender original signature pages to all Transaction Documents within ten (10) Trading Days of the Purchase Price Date; or (p) Borrower’s Common Stock shall fail to be DTC Eligible; or (q) Borrower shall fail to observe or perform any covenant set forth in Section 4 of the Purchase Agreement.

4.2.            Remedies. Upon the occurrence of any Event of Default, Borrower shall within one (1) Trading Day deliver written notice thereof via facsimile, email or reputable overnight courier (with next day delivery specified) (an “Event of Default Notice”) to Lender. At any time and from time to time after the earlier of Lender’s receipt of an Event of Default Notice and Lender becoming aware of the occurrence of any Event of Default, Lender may accelerate this Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount. Notwithstanding the foregoing, at any time following the occurrence of any Event of Default, Lender may, at its option, elect to increase the Outstanding Balance by applying the Default Effect (subject to the limitation set forth below) via written notice to Borrower without accelerating the Outstanding Balance, in which event the Outstanding Balance shall be increased as of the date of the occurrence of the applicable Event of Default pursuant to the Default Effect, but the Outstanding Balance shall not be immediately due and payable unless so declared by Lender (for the avoidance of doubt, if Lender elects to apply the Default Effect pursuant to this sentence, it shall reserve the right to declare the Outstanding Balance immediately due and payable at any time and no such election by Lender shall be deemed to be a waiver of its right to declare the Outstanding Balance immediately due and payable as set forth herein unless otherwise agreed to by Lender in writing). Notwithstanding the foregoing, upon the occurrence of any Event of Default described in clauses (d), (e), (f), (g) or (h) of Section 4.1, the Outstanding Balance as of the date of acceleration shall become immediately and automatically due and payable in cash at the Mandatory Default Amount, without any written notice required by Lender. At any time following the occurrence of any Event of Default, upon written notice given by Lender to Borrower, interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to the lesser of 22% per annum or the maximum rate permitted under applicable law (“Default Interest”); provided, however, that no Default Interest shall accrue during the Fundamental Default Measuring Period. Additionally, following the occurrence of any Event of Default, Borrower may, at its option, pay any Lender Conversion in cash instead of Lender Conversion Shares by paying to Lender on or before the applicable Delivery Date (as defined below) a cash amount equal to the number of Lender Conversion Shares set forth in the applicable Lender Conversion Notice multiplied by the highest intra-day trading price of the Common Stock that occurs during the period beginning on the date the applicable Event of Default occurred and ending on the date of the applicable Lender Conversion Notice. In connection with acceleration described herein, Lender need not provide, and Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and Lender shall have all rights as a holder of the Note until such time, if any, as Lender receives full payment pursuant to this Section 4.2. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Borrower’s failure to timely deliver Conversion Shares upon Conversion of the Notes as required pursuant to the terms hereof.

4.3.            Fundamental Default Remedies. Notwithstanding anything to the contrary herein, in addition to all other remedies set forth herein, after giving effect to the Lender Offset Right (as defined below), which shall occur automatically upon the occurrence of any Fundamental Default, the Fundamental Liquidated Damages Amount shall be added to the Outstanding Balance upon Lender’s delivery to Borrower of a notice (which notice Lender may deliver to Borrower at any time following the occurrence of a Fundamental Default) setting forth its election to declare a Fundamental Default and the Fundamental Liquidated Damages Amount that will be added to the Outstanding Balance.
4.4.            Certain Additional Rights. Notwithstanding anything to the contrary herein, in the event Borrower fails to make any payment or otherwise to deliver any Conversion Shares as and when required under this Note, then (a) the Lender Conversion Price for all Lender Conversions occurring after the date of such failure to pay shall equal the lower of the Lender Conversion Price and the Market Price as of any applicable date of Conversion, and (b) the true-up provisions of Section 11 below shall apply to all Lender Conversions that occur after the date of such failure to pay, provided that all references to the “Installment Notice” in Section 11 shall be replaced with references to a “Lender Conversion Notice” for purposes of this Section 4.4, all references to “Installment Conversion Shares” in Section 11 shall be replaced with references to “Lender Conversion Shares” for purposes of this Section 4.4, and all references to the “Installment Conversion Price” in Section 11 shall be replaced with references to the “Lender Conversion Price” for purposes of this Section 4.4. For the avoidance of doubt, Lender’s exercise of the rights granted to it pursuant to this Section 4.4 shall not relieve Borrower of its obligation to continue paying the Installment Amount on all future Installment Dates.
4.5.            Cross Default. A breach or default by Borrower of any covenant or other term or condition contained in any Other Agreements shall, at the option of Lender, be considered an Event of Default under this Note, in which event Lender shall be entitled (but in no event required) to apply all rights and remedies of Lender under the terms of this Note.
5.            Unconditional Obligation; No Offset. Borrower acknowledges that this Note is an unconditional, valid, binding and enforceable obligation of Borrower not subject to offset (except as set forth in Section 20 below), deduction or counterclaim of any kind. Borrower hereby waives any rights of offset it now has or may have hereafter against Lender, its successors and assigns, and agrees to make the payments or Conversions called for herein in accordance with the terms of this Note.
6.            Waiver. No waiver of any provision of this Note shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.
7.            Rights Upon Issuance of Securities.
7.1.            Subsequent Equity Sales. Except with respect to Excluded Securities, if Borrower or any subsidiary thereof, as applicable, at any time this Note is outstanding, shall sell, issue or grant any Common Stock, option to purchase Common Stock, right to reprice, preferred shares convertible into Common Stock, or debt, warrants, options or other instruments or securities to Lender or any third party which are convertible into or exercisable for shares of Common Stock (collectively, the “Equity Securities”), including without limitation any Deemed Issuance, at an effective price per share less than the then effective Lender Conversion Price (such issuance is referred to herein as a “Dilutive Issuance”), then, the Lender Conversion Price shall be automatically reduced and only reduced to equal such lower effective price per share.

If the holder of any Equity Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options, or rights per share which are issued in connection with such Dilutive Issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Lender Conversion Price, such issuance shall be deemed to have occurred for less than the Lender Conversion Price on the date of such Dilutive Issuance, and the then effective Lender Conversion Price shall be reduced and only reduced to equal such lower effective price per share. Such adjustments described above to the Lender Conversion Price shall be permanent (subject to additional adjustments under this section), and shall be made whenever such Equity Securities are issued. Borrower shall notify Lender, in writing, no later than the Trading Day following the issuance of any Equity Securities subject to this Section 7.1, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, or other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not Borrower provides a Dilutive Issuance Notice pursuant to this Section 7.1, upon the occurrence of any Dilutive Issuance, on the date of such Dilutive Issuance the Lender Conversion Price shall be lowered to equal the applicable effective price per share regardless of whether Borrower or Lender accurately refers to such lower effective price per share in any Installment Notice or Lender Conversion Notice.

7.2.            Adjustment of Lender Conversion Price upon Subdivision or Combination of Common Stock. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Lender Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision hereof, if Borrower at any time on or after the Effective Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Lender Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 7.2 shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 7.2 occurs during the period that a Lender Conversion Price is calculated hereunder, then the calculation of such Lender Conversion Price shall be adjusted appropriately to reflect such event.
7.3.            Other Events. In the event that Borrower (or any subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect Lender from dilution or if any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then Borrower’s board of directors shall in good faith determine and implement an appropriate adjustment in the Lender Conversion Price so as to protect the rights of Lender, provided that no such adjustment pursuant to this Section 7.3 will increase the Lender Conversion Price as otherwise determined pursuant to this Section 7, provided further that if Lender does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then Borrower’s board of directors and Lender shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding and whose fees and expenses shall be borne by Borrower.
8.            Borrower Installments.
8.1.            Installment Conversion Price. Subject to the adjustments set forth herein, the conversion price for each Installment Conversion (the “Installment Conversion Price”) shall be the lesser of (a) the Lender Conversion Price, and (b) the Market Price.
8.2.            Installment Conversions. Beginning on the date that is six (6) months after the Purchase Price Date and on the same day of each month thereafter until the Maturity Date (each, an “Installment Date”), if paying in cash, Borrower shall pay to Lender the applicable Installment Amount due on such date subject to the provisions of this Section 8, and if paying in Installment Conversion Shares (as defined below), Borrower shall deliver such Installment Conversion Shares on or before the Delivery Date.

Payments of each Installment Amount may be made (a) in cash; provided, however, that in the event Lender has paid off all or any portion of any Investor Note (such amount that is prepaid, the “Investor Note Prepayment Amount”), Borrower may not pay any portion of any Installment Amount in cash for a period of ninety (90) days following the date Investor delivered the applicable Investor Note Prepayment Amount to Borrower (the “Standstill Period”) and any payment in cash of any Installment Amount made during the Standstill Period shall be deemed to be a prepayment pursuant to Section 1 above and shall be subject to the Prepayment Premium provided in such section, or (b) by converting such Installment Amount into shares of Common Stock (“Installment Conversion Shares”, and together with the Lender Conversion Shares, the “Conversion Shares”) in accordance with this Section 8 (each an “Installment Conversion”) per the following formula: the number of Installment Conversion Shares equals the portion of the applicable Installment Amount being converted divided by the Installment Conversion Price, or (c) by any combination of the foregoing, so long as the cash is delivered to Lender on the applicable Installment Date and the Installment Conversion Shares are delivered to Lender on or before the applicable Delivery Date. Notwithstanding the foregoing, Borrower will not be entitled to elect an Installment Conversion with respect to any portion of any applicable Installment Amount and shall be required to pay the entire amount of such Installment Amount in cash if on the applicable Installment Date there is an Equity Conditions Failure, and such failure is not waived in writing by Lender. Moreover, in the event Borrower desires to pay all or any portion of any Installment Amount in cash, it must notify Lender in writing of such election and the portion of the applicable Installment Amount it elects to pay in cash not more than twenty-five (25) or less than fifteen (15) Trading Days prior to the applicable Installment Date. If Borrower fails to so notify Lender, it shall not be permitted to elect to pay any portion of such Installment Amount in cash unless otherwise agreed to by Lender in writing or proposed by Lender in an Installment Notice delivered by Lender to Borrower. Notwithstanding the foregoing or anything to the contrary herein, Borrower shall only be obligated to deliver Installment Amounts with respect to Tranches that have become Conversion Eligible Tranches and shall have no obligation to pay to Lender any Installment Amount with respect to any Tranche that has not become a Conversion Eligible Tranche. In furtherance thereof, in the event Borrower has repaid all Conversion Eligible Tranches pursuant to the terms of this Note, it shall have no further obligations to deliver any Installment Amount to Lender unless and until any Subsequent Tranche that was not previously a Conversion Eligible Tranche becomes a Conversion Eligible Tranche pursuant to the terms of this Note. Notwithstanding that failure to repay this Note in full by the Maturity Date is an Event of Default, the Installment Dates shall continue after the Maturity Date pursuant to this Section 8 until the Outstanding Balance is repaid in full, provided that Lender shall, in Lender’s sole discretion, determine the Installment Amount for each Installment Date after the Maturity Date.

8.3.            Allocation of Installment Amounts. Subject to Section 8.2 regarding an Equity Conditions Failure, for each Installment Date, Borrower may elect to allocate the amount of the applicable Installment Amount between cash and via an Installment Conversion, by email or fax delivery of a notice to Lender substantially in the form attached hereto as Exhibit B (each, an “Installment Notice”), provided, that to be effective, each applicable Installment Notice must be received by Lender not more than twenty-five (25) or less than fifteen (15) Trading Days prior to the applicable Installment Date. If Lender has not received an Installment Notice within such time period, then Lender may prepare the Installment Notice and deliver the same to Borrower by fax or email. Following its receipt of such Installment Notice, Borrower may either ratify Lender’s proposed allocation in the applicable Installment Notice or elect to change the allocation by written notice to Lender by email or fax on or before 12:00 p.m. New York time on the applicable Installment Date, so long as the sum of the cash payments and the amount of Installment Conversions equal the applicable Installment Amount, provided that Lender must approve any increase to the portion of the Installment Amount payable in cash. If Borrower fails to notify Lender of its election to change the allocation prior to the deadline set forth in the previous sentence (and seek approval to increase the amount payable in cash), it shall be deemed to have ratified and accepted the allocation set forth in the applicable Installment Notice prepared by Lender. If neither Borrower nor Lender prepare and deliver to the other party an Installment Notice as outlined above, then Borrower shall be deemed to have elected that the entire Installment Amount be converted via an Installment Conversion.

Borrower acknowledges and agrees that regardless of which party prepares the applicable Installment Notice, the amounts and calculations set forth thereon are subject to correction or adjustment because of error, mistake, or any adjustment resulting from an Event of Default or other adjustment permitted under the Transaction Documents (an “Adjustment”). Furthermore, no error or mistake in the preparation of such notices, or failure to apply any Adjustment that could have been applied prior to the preparation of an Installment Notice may be deemed a waiver of Lender’s right to enforce the terms of any Note, even if such error, mistake, or failure to include an Adjustment arises from Lender’s own calculation. Borrower shall deliver the Installment Conversion Shares from any Installment Conversion to Lender in accordance with Section 9 below on or before each applicable Delivery Date.

9.            Method of Conversion Share Delivery. On or before the close of business on the third (3rd) Trading Day following the Installment Date or the third (3rd) Trading Day following the date of delivery of a Lender Conversion Notice, as applicable (the “Delivery Date”), Borrower shall deliver or cause to be delivered to Lender or its broker (as designated in the Lender Conversion Notice), via reputable overnight courier, a certificate or certificates representing the aggregate number of Conversion Shares to which Lender shall be entitled, registered in the name of Lender or its designee. For the avoidance of doubt, Borrower has not met its obligation to deliver Conversion Shares by the Delivery Date unless Lender or its broker, as applicable, has actually received the certificate representing the applicable Conversion Shares no later than the close of business on the relevant Delivery Date pursuant to the terms set forth above.
10.            Conversion Delays. If Borrower fails to deliver Conversion Shares or True-Up Shares in accordance with the timeframes stated in Sections 9 or 11, as applicable, Lender, at any time prior to selling all of those Conversion Shares or True-Up Shares, as applicable, may rescind in whole or in part that particular Conversion attributable to the unsold Conversion Shares or True-Up Shares, with a corresponding increase to the Outstanding Balance (any returned amount will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144 under the Securities Act of 1933, as amended (“Rule 144”)). In addition, for each Lender Conversion, in the event that Lender Conversion Shares are not delivered by the fourth Trading Day (inclusive of the day of the Lender Conversion), a late fee equal to the greater of (a) $500.00 and (b) 2% of the applicable Lender Conversion Share Value rounded to the nearest multiple of $100.00 (but in any event the cumulative amount of such late fees for each Lender Conversion shall not exceed 200% of the applicable Lender Conversion Share Value) will be assessed for each day after the third Trading Day (inclusive of the day of the Lender Conversion) until Lender Conversion Share delivery is made; and such late fee will be added to the Outstanding Balance (such fees, the “Conversion Delay Late Fees”). For illustration purposes only, if Lender delivers a Lender Conversion Notice to Borrower pursuant to which Borrower is required to deliver 100,000 Lender Conversion Shares to Lender and on the Delivery Date such Lender Conversion Shares have a Lender Conversion Share Value of $20,000.00 (assuming a Closing Trade Price on the Delivery Date of $0.20 per share of Common Stock), then in such event a Conversion Delay Late Fee in the amount of $500.00 per day (the greater of $500.00 per day and $20,000.00 multiplied by 2%, which is $400.00) would be added to the Outstanding Balance of the Note until such Lender Conversion Shares are delivered to Lender. For purposes of this example, if the Lender Conversion Shares are delivered to Lender twenty (20) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $10,000.00 (20 days multiplied by $500.00 per day). If the Lender Conversion Shares are delivered to Lender one hundred (100) days after the applicable Delivery Date, the total Conversion Delay Late Fees that would be added to the Outstanding Balance would be $40,000.00 (100 days multiplied by $500.00 per day, but capped at 200% of the Lender Conversion Share Value).
11.            True-Up. On the date that is twenty (20) Trading Days (a “True-Up Date”) from each date that the Installment Conversion Shares delivered by Borrower to Lender become Free Trading, there shall be a true-up where Borrower shall deliver to Lender additional Installment Conversion Shares (“True-Up Shares”) if the Installment Conversion Price as of the True-Up Date is less than the Installment Conversion Price used in the applicable Installment Notice.

In such event, Borrower shall deliver to Lender within three (3) Trading Days of the True-Up Date (the “True-Up Share Delivery Date”) a number of True-Up Shares equal to the difference between the number of Installment Conversion Shares that would have been delivered to Lender on the True-Up Date based on the Installment Conversion Price as of the True-Up Date and the number of Installment Conversion Shares originally delivered to Lender pursuant to the applicable Installment Notice. For the avoidance of doubt, if the Installment Conversion Price as of the True-Up Date is higher than the Installment Conversion Price set forth in the applicable Installment Notice, then Borrower shall have no obligation to deliver True-Up Shares to Lender, nor shall Lender have any obligation to return any excess Installment Conversion Shares to Borrower under any circumstance. For the convenience of Borrower only, Lender may, in its sole discretion, deliver to Borrower a notice (pursuant to a form of notice substantially in the form attached hereto as Exhibit C) informing Borrower of the number of True-Up Shares it is obligated to deliver to Lender as of any given True-Up Date, provided that if Lender does not deliver any such notice, Borrower shall not be relieved of its obligation to deliver True-Up Shares pursuant to this Section 11. Notwithstanding the foregoing, if Borrower fails to deliver any required True-Up Shares on or before any applicable True-Up Share Delivery Date, then in such event the Outstanding Balance of this Note will automatically increase by a sum equal to the number of True-Up Shares deliverable as of the applicable True-Up Date multiplied by the Market Price for the Common Stock as of the applicable True-Up Date (under Lender’s and Borrower’s expectations that any such increase will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).

12.            Ownership Limitation. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, if at any time Lender shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause Lender (together with its affiliates) to beneficially own a number of shares exceeding 4.99% of the number of shares of Common Stock outstanding on such date (including for such purpose the shares of Common Stock issuable upon such issuance) (the “Maximum Percentage”), then Borrower must not issue to Lender shares of Common Stock which would exceed the Maximum Percentage. For purposes of this section, beneficial ownership of Common Stock will be determined pursuant to Section 13(d) of the 1934 Act. The shares of Common Stock issuable to Lender that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower will reserve the Ownership Limitation Shares for the exclusive benefit of Lender. From time to time, Lender may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Lender without causing Lender to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Lender, with a corresponding reduction in the number of the Ownership Limitation Shares. Notwithstanding the forgoing, the term “4.99%” above shall be replaced with “9.99%” at such time as the Market Capitalization is less than $10,000,000.00. Notwithstanding any other provision contained herein, if the term “4.99%” is replaced with “9.99%” pursuant to the preceding sentence, such increase to “9.99%” shall remain at 9.99% until increased, decreased or waived by Lender as set forth below. By written notice to Borrower, Lender may increase, decrease or waive the Maximum Percentage as to itself but any such waiver will not be effective until the 61st day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to all affiliates and assigns of Lender.
13.            Payment of Collection Costs. If this Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Lender otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then Borrower shall pay the costs incurred by Lender for such collection, enforcement or action including, without limitation, attorneys’ fees and disbursements. Borrower also agrees to pay for any costs, fees or charges of its transfer agent that are charged to Lender pursuant to any Conversion or issuance of shares pursuant to this Note.

14.            Opinion of Counsel. In the event that an opinion of counsel is needed for any matter related to this Note, Lender has the right to have any such opinion provided by its counsel. Lender also has the right to have any such opinion provided by Borrower’s counsel.
15.            Governing Law. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Utah. The provisions set forth in the Purchase Agreement to determine the proper venue for any disputes are incorporated herein by this reference.
16.            Resolution of Disputes.
16.1.            Arbitration of Disputes. By its acceptance of this Note, each party agrees to be bound by the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.
16.2.            Calculation Disputes. Notwithstanding the Arbitration Provisions, in the case of a dispute as to any Calculation (as defined in the Purchase Agreement), such dispute will be resolved in the manner set forth in the Purchase Agreement.
17.            Cancellation. After repayment or conversion of the entire Outstanding Balance (including without limitation delivery of True-Up Shares pursuant to the payment of the final Installment Amount, if applicable), this Note shall be deemed paid in full, shall automatically be deemed canceled, and shall not be reissued.
18.            Amendments. The prior written consent of both parties hereto shall be required for any change or amendment to this Note.
19.            Assignments. Borrower may not assign this Note without the prior written consent of Lender. This Note and any shares of Common Stock issued upon conversion of this Note may be offered, sold, assigned or transferred by Lender without the consent of Borrower.
20.            Offset Rights. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, (a) the parties hereto acknowledge and agree that Lender maintains a right of offset pursuant to the terms of the Investor Notes that, under certain circumstances, permits Lender to deduct amounts owed by Borrower under this Note from amounts otherwise owed by Lender under the Investor Notes (the “Lender Offset Right”), and (b) at any time Borrower shall be entitled to deduct and offset any amount owing by the initial Lender under the Investor Notes from any amount owed by Borrower under this Note (the “Borrower Offset Right”). In order to exercise the Borrower Offset Right, Borrower must deliver to Lender (a) a completed and signed Borrower Offset Right Notice in the form attached hereto as Exhibit D, (b) the original Investor Note being offset marked “cancelled” or, in the event the applicable Investor Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Lender, and (c) a check payable to Lender in the amount of $250.00. In the event that Borrower’s exercise of the Borrower Offset Right results in the full satisfaction of Borrower’s obligations under this Note, Lender shall return the original Note to Borrower marked “cancelled” or, in the event this Note has been lost, stolen or destroyed, a lost note affidavit in a form reasonably acceptable to Borrower. For the avoidance of doubt, Borrower shall not incur any Prepayment Premium set forth in Section 1 hereof with respect to any portions of this Note that are satisfied by way of a Borrower Offset Right.

21.            Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Note and the documents and instruments entered into in connection herewith.
22.            Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.”
23.            Liquidated Damages. Lender and Borrower agree that in the event Borrower fails to comply with any of the terms or provisions of this Note, Lender’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, future share prices, future trading volumes and other relevant factors. Accordingly, Lender and Borrower agree that any fees, balance adjustments, Default Interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages (under Lender’s and Borrower’s expectations that any such liquidated damages will tack back to the Purchase Price Date for purposes of determining the holding period under Rule 144).
24.            Waiver of Jury Trial. EACH OF LENDER AND BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed as of the Effective Date.
BORROWER:
Panther Biotechnology, Inc.

By:   /s/Philip Ruben
Name:     Philip Ruben
Title:    Chief Financial Officer
ACKNOWLEDGED, ACCEPTED AND AGREED:
LENDER:
Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

[Signature Page to Secured Convertible Promissory Note]

ATTACHMENT 1
DEFINITIONS

For purposes of this Note, the following terms shall have the following meanings:
A1.            “Adjusted Outstanding Balance” means the Outstanding Balance of this Note as of the date the applicable Fundamental Default occurred less any Conversion Delay Late Fees included in such Outstanding Balance.
A2.            “Approved Stock Plan” means any stock option plan which has been approved by the board of directors of Borrower and is in effect as of the Purchase Price Date, pursuant to which Borrower’s securities may be issued to any employee, officer or director for services provided to Borrower.
A3.            “Bloomberg” means Bloomberg L.P. (or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by Lender and reasonably satisfactory to Borrower).
A4.            “Closing Bid Price” and “Closing Trade Price” means the last closing bid price and last closing trade price, respectively, for the Common Stock on its principal market, as reported by Bloomberg, or, if its principal market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of the Common Stock prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if its principal market is not the principal securities exchange or trading market for the Common Stock, the last closing bid price or last trade price, respectively, of the Common Stock on the principal securities exchange or trading market where the Common Stock is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of the Common Stock in the over-the-counter market on the electronic bulletin board for the Common Stock as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for the Common Stock by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for the Common Stock as reported by OTC Markets Group, Inc., and any successor thereto. If the Closing Bid Price or the Closing Trade Price cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Trade Price (as the case may be) of the Common Stock on such date shall be the fair market value as mutually determined by Lender and Borrower. If Lender and Borrower are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved in accordance with the procedures in Section 16.2. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.
A5.            “Conversion” means a Lender Conversion under Section 3 or an Installment Conversion under Section 8.
A6.            “Conversion Eligible Outstanding Balance” means the Outstanding Balance of this Note less the sum of each Subsequent Tranche that has not yet become a Conversion Eligible Tranche (i.e., Lender has not yet paid the outstanding balance of the Investor Note that corresponds to such Subsequent Tranche).
A7.            “Conversion Factor” means 70%, subject to the following adjustments. If at any time the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding any date of measurement is below $4.00, then in such event the then-current Conversion Factor shall be reduced by 10% for all future Conversions (subject to other reductions set forth in this section). Additionally, if at any time after the Effective Date, the Conversion Shares are not DTC Eligible, then the then-current Conversion Factor will automatically be reduced by 5% for all future Conversions. Finally, in addition to the Default Effect, if any Major Default occurs after the Effective Date, the Conversion Factor shall automatically be reduced for all future Conversions by an additional 5% for each of the first three (3) Major Defaults that occur after the Effective Date (for the avoidance of doubt, each occurrence of any Major Default shall be deemed to be a separate occurrence for purposes of the foregoing reductions in Conversion Factor, even if the same Major Default occurs three (3) separate times). For example, the first time the Conversion Shares are not DTC Eligible, the Conversion Factor for future Conversions thereafter will be reduced from 70% to 65% for purposes of this example. If, thereafter, there are three (3) separate occurrences of a Major Default pursuant to Section 4.1(c), then for purposes of this example the Conversion Factor would be reduced by 5% for the first such occurrence, and so on for each of the second and third occurrences of such Major Default.

Attachment 1 to Secured Convertible Promissory Note, Page 1

A8.            “Deemed Issuance” means an issuance of Common Stock that shall be deemed to have occurred on the latest possible permitted date pursuant to the terms hereof in the event Borrower fails to deliver Conversion Shares as and when required pursuant to Section 9 of the Note. For the avoidance of doubt, if Borrower has elected or is deemed under Section 8.3 to have elected to pay an Installment Amount in Installment Conversion Shares and fails to deliver such Installment Conversion Shares, such failure shall be considered a Deemed Issuance hereunder even if an Equity Conditions Failure exists at that time or other relevant date of determination.
A9.            “Default Effect” means multiplying the Conversion Eligible Outstanding Balance as of the date the applicable Event of Default occurred by (a) 15% for each occurrence of any Major Default, or (b) 5% for each occurrence of any Minor Default, and then adding the resulting product to the Outstanding Balance as of the date the applicable Event of Default occurred, with the sum of the foregoing then becoming the Outstanding Balance under this Note as of the date the applicable Event of Default occurred; provided that the Default Effect may only be applied three (3) times hereunder with respect to Major Defaults and three (3) times hereunder with respect to Minor Defaults; and provided further that the Default Effect shall not apply to any Event of Default pursuant to Section 4.1(b) hereof.
A10.            “DTC” means the Depository Trust Company.
A11.            “DTC Eligible” means, with respect to the Common Stock, that such Common Stock is eligible to be deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Lender’s brokerage firm for the benefit of Lender.
A12.            “Equity Conditions Failure” means that any of the following conditions has not been satisfied during any applicable Equity Conditions Measuring Period (as defined below): (a) with respect to the applicable date of determination all of the Conversion Shares would be freely tradable under Rule 144 or without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of this Note); (b) on each day during the period beginning one month prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Stock is listed or designated for quotation (as applicable) on any of NYSE, NASDAQ, OTCQX, OTCQB, or OTC Pink Current Information (each, an “Eligible Market”) and shall not have been suspended from trading on any such Eligible Market (other than suspensions of not more than two (2) Trading Days and occurring prior to the applicable date of determination due to business announcements by Borrower); (c) on each day during the Equity Conditions Measuring Period, Borrower shall have delivered all shares of Common Stock issuable upon conversion of this Note on a timely basis as set forth in Section 9 hereof and all other shares of capital stock required to be delivered by Borrower on a timely basis as set forth in the other Transaction Documents; (d) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 12 hereof (Lender acknowledges that Borrower shall be entitled to assume that this condition has been met for all purposes hereunder absent written notice from Lender); (e) any shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (f) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (g) Borrower shall have no knowledge of any fact that would reasonably be expected to cause any of the Conversion Shares to not be freely tradable without the need for registration under any applicable state securities laws (in each case, disregarding any limitation on conversion of this Note); (h) on each day during the Equity Conditions Measuring Period, Borrower otherwise shall have been in material compliance with each, and shall not have breached any, term, provision, covenant, representation or warranty of any Transaction Document; (i) without limiting clause (j) above, on each day during the Equity Conditions Measuring Period, there shall not have occurred an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (k) on each Installment Date, the average and median daily dollar volume of the Common Stock on its principal market for the previous twenty (20) Trading Days shall be greater than $15,000.00; (l) the ten (10) day average VWAP of the Common Stock is greater than $0.50, and (m) the Common Stock shall be DTC Eligible as of each applicable Installment Date or other date of determination.
A13.            “Excluded Securities” means any shares of Common Stock, options, or convertible securities issued or issuable in connection with any Approved Stock Plan; provided that the option term, exercise price or similar provisions of any issuances pursuant to such Approved Stock Plan are not amended, modified or changed on or after the Purchase Price Date.
A14.            “Free Trading” means that (a) the shares or certificate(s) representing the applicable shares of Common Stock have been cleared and approved for public resale by the compliance departments of Lender’s brokerage firm and the clearing firm servicing such brokerage, and (b) such shares are held in the name of the clearing firm servicing Lender’s brokerage firm and have been deposited into such clearing firm’s account for the benefit of Lender.

Attachment 1 to Secured Convertible Promissory Note, Page 2

A15.            “Fundamental Default” means that Borrower either fails to pay the entire Outstanding Balance to Lender on or before the Maturity Date or fails to pay the Mandatory Default Amount within three (3) Trading Days of the date Lender delivers any notice of acceleration to Borrower pursuant to Section 4.2 of this Note.
A16.            “Fundamental Default Conversion Value” means the Adjusted Outstanding Balance multiplied by the highest Fundamental Default Ratio that occurs during the Fundamental Default Measuring Period.
A17.            “Fundamental Default Measuring Period” means a number of months equal to the Outstanding Balance as of the date the Fundamental Default occurred divided by the Installment Amount, with such number being rounded up to the next whole month; provided, however, that if Borrower repays the entire Outstanding Balance prior to the conclusion of the Fundamental Default Measuring Period, the Fundamental Default Measuring Period shall end on the date of repayment. For illustration purposes only, if the Outstanding Balance were equal to $125,000.00 as of the date a Fundamental Default occurred and if the Installment Amount were $28,500.00, then the Fundamental Default Measuring Period would equal five (5) months calculated as follows: $125,000.00/$28,500.00 equals 4.386, rounded up to five (5).
A18.            “Fundamental Default Ratio” means a ratio that will be calculated on each Trading Day during the Fundamental Default Measuring Period by dividing the Closing Trade Price for the Common Stock on a given Trading Day by the Lender Conversion Price (as adjusted pursuant to the terms hereof) in effect for such Trading Day.
A19.            “Fundamental Liquidated Damages Amount” means the greater of (a) (i) the quotient of the Outstanding Balance on the date the Fundamental Default occurred divided by the then-current Conversion Factor, minus (ii) the Outstanding Balance on the date the Fundamental Default occurred, or (b) the Fundamental Default Conversion Value.
A20.            “Fundamental Transaction” means that (a) (i) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not Borrower or any of its subsidiaries is the surviving corporation) any other person or entity, or (ii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other person or entity, or (iii) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other person or entity to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the person or persons making or party to, or associated or affiliated with the persons or entities making or party to, such purchase, tender or exchange offer), or (iv) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of voting stock of Borrower (not including any shares of voting stock of Borrower held by the other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock or share purchase agreement or other business combination), or (v) Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Common Stock, other than an increase in the number of authorized shares of Borrower’s Common Stock, or (b) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of Borrower.
A21.            “Installment Amount” means $48,600.00 ($1,215,000.00 ÷ 25), plus the sum of any accrued and unpaid interest on all Conversion Eligible Tranches as of the applicable Installment Date, and accrued and unpaid late charges, if any, under this Note as of the applicable Installment Date, and any other amounts accruing or owing to Lender under this Note as of such Installment Date; provided, however, that, if the remaining amount owing under all then-existing Conversion Eligible Tranches or otherwise with respect to this Note as of the applicable Installment Date is less than the Installment Amount set forth above, then the Installment Amount for such Installment Date (and only such Installment Amount) shall be reduced (and only reduced) by the amount necessary to cause such Installment Amount to equal such outstanding amount.

Attachment 1 to Secured Convertible Promissory Note, Page 3

A22.            “Lender Conversion Share Value” means the product of the number of Lender Conversion Shares deliverable pursuant to any Lender Conversion multiplied by the Closing Trade Price of the Common Stock on the Delivery Date for such Lender Conversion.
A23.            “Major Default” means any Event of Default occurring under Sections 4.1(a) (payments), or 4.1(c) (delivery of Installment Conversion Shares or True-Up Shares), or 4.1(l) (Share Reserve), or 4.1(q) (breach of certain covenants) of this Note.
A24.            “Mandatory Default Amount” means the greater of (a) the Outstanding Balance (including all Tranches, both Conversion Eligible Tranches and Subsequent Tranches that have not yet become Conversion Eligible Tranches) divided by the Installment Conversion Price on the date the Mandatory Default Amount is demanded, multiplied by the VWAP on the date the Mandatory Default Amount is demanded, or (b) the Outstanding Balance following the application of the Default Effect.
A25.            “Market Capitalization” means the product equal to (a) the average VWAP of the Common Stock for the immediately preceding fifteen (15) Trading Days, multiplied by (b) the aggregate number of outstanding shares of Common Stock as reported on Borrower’s most recently filed Form 10-Q or Form 10-K.
A26.            “Market Price” means the Conversion Factor multiplied by the average of the three (3) lowest Closing Bid Prices in the twenty (20) Trading Days immediately preceding the applicable Conversion.
A27.            “Minor Default” means any Event of Default that is not a Major Default or a Fundamental Default.
A28.            “OID” means an original issue discount.
A29.            “Optional Prepayment Liquidated Damages Amount” means an amount equal to the difference between (a) the product of (i) the number of shares of Common Stock obtained by dividing (1) the applicable Optional Prepayment Amount by (2) the Lender Conversion Price as of the date Borrower delivered the applicable Optional Prepayment Amount to Lender, multiplied by (ii) the Closing Trade Price of the Common Stock on the date Borrower delivered the applicable Optional Prepayment Amount to Lender, and (b) the applicable Optional Prepayment Amount paid by Borrower to Lender. For illustration purposes only, if the applicable Optional Prepayment Amount were $50,000.00, the Lender Conversion Price as of the date the Optional Prepayment Amount was paid to Lender was equal to $0.75 per share of Common Stock, and the Closing Trade Price of a share of Common Stock as of such date was equal to $1.00, then the Optional Prepayment Liquidated Damages Amount would equal $16,666.67 computed as follows: (a) $66,666.67 (calculated as (i) (1) $50,000.00 divided by (2) $0.75 multiplied by (ii) $1.00) minus (b) $50,000.00.
A30.            “Other Agreements” means, collectively, (a) all existing and future agreements and instruments between, among or by Borrower (or an affiliate), on the one hand, and Lender (or an affiliate), on the other hand, and (b) any financing agreement or a material agreement that affects Borrower’s ongoing business operations.
A31.            “Outstanding Balance” means as of any date of determination, the Purchase Price, as reduced or increased, as the case may be, pursuant to the terms hereof for payment, Conversion, offset, or otherwise, plus the OID, the Transaction Expense Amount, accrued but unpaid interest, collection and enforcements costs (including attorneys’ fees) incurred by Lender, transfer, stamp, issuance and similar taxes and fees related to Conversions, and any other fees or charges (including without limitation Conversion Delay Late Fees) incurred under this Note.
A32.            “Purchase Price Date” means the date the Initial Cash Purchase Price is delivered by Lender to Borrower.
A33.            “Trading Day” means any day on which the Common Stock is traded or tradable for any period on the Common Stock’s principal market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.
A34.            “VWAP” means the volume weighted average price of the Common stock on the principal market for a particular Trading Day or set of Trading Days, as the case may be, as reported by Bloomberg.

Attachment 1 to Secured Convertible Promissory Note, Page 4

EXHIBIT A
Typenex Co-Investment, LLC
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

Panther Biotechnology, Inc.                                                                                                                                                                                                                                                                                                            Date: __________________
Attn: Evan Levine, CEO
1603 Orrington Avenue, Suite 600
Evanston, Illinois 60201

LENDER CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Panther Biotechnology, Inc., a Nevada corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on August 20, 2015 (the “Note”), that Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of Borrower as of the date of conversion specified below. Said conversion shall be based on the Lender Conversion Price set forth below. In the event of a conflict between this Lender Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Lender Conversion Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.
A.	Date of Conversion: ____________________
B.	Lender Conversion #: ___________________________________
C.	Conversion Amount: ___________________________________
D.	Lender Conversion Price: _______________
E.	Lender Conversion Shares: _______________ (C divided by D)
F.	Remaining Outstanding Balance of Note: ____________*
G.	Remaining Balance of Investor Notes: ____________*
H.    Outstanding Balance of Note Net of Balance of Investor Notes: ____________* (F minus G)
* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Lender Conversion Notice and such Transaction Documents.

The Conversion Amount converted hereunder shall be deducted from the following Conversion Eligible Tranche(s):

Conversion Amount	Tranche No.

Additionally, $_________________ of the Conversion Amount converted hereunder shall be deducted from the Installment Amount(s) relating to the following Installment Date(s): __________________________________________.

So that DTC processing can begin, please deliver, via reputable overnight courier, a certificate representing DTC Eligible Lender Conversion Shares to:

Exhibit A to Secured Convertible Promissory Note, Page 1

Name:                _____________________________________
Address:       _____________________________________
_____________________________________

To the extent the Lender Conversion Shares are not DTC Eligible, please deliver, via reputable overnight courier, a certificate representing the non-DTC Eligible Lender Conversion Shares to the party at the address set forth above.
Sincerely,

Lender:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

Exhibit A to Secured Convertible Promissory Note, Page 2

EXHIBIT B
Panther Biotechnology, Inc.
1603 Orrington Avenue, Suite 600
Evanston, Illinois 60201

Typenex Co-Investment, LLC                                                                                                                                                                                                                                                                                                                                                                                                                                           Date: _____________
Attn: John Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601
INSTALLMENT NOTICE
The above-captioned Borrower hereby gives notice to Typenex Co-Investment, LLC, a Utah limited liability company (the “Lender”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on August 20, 2015 (the “Note”), of certain Borrower elections and certifications related to payment of the Installment Amount of $_________________ due on ___________, 201_ (the “Installment Date”). In the event of a conflict between this Installment Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of Installment Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.
INSTALLMENT CONVERSION AND CERTIFICATIONS
AS OF THE INSTALLMENT DATE

A.	INSTALLMENT CONVERSION
A.	Installment Date: ____________, 201_
B.	Installment Amount: ___________________________________________
C.	Portion of Installment Amount to be Paid in Cash: ____________
D.	Portion of Installment Amount to be Converted into Common Stock: ____________ (B minus C)
E.	Installment Conversion Price: _______________ (lower of (i) Lender Conversion Price in effect and (ii) Market Price as of Installment Date)
F.	Installment Conversion Shares: _______________ (D divided by E)
G.	Remaining Outstanding Balance of Note: ____________ *
H.	Remaining Balance of Investor Notes: ____________*
I.	Outstanding Balance of Note Net of Balance of Investor Notes: ____________ (G minus H)*
* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Installment Notice and such Transaction Documents.

B.	EQUITY CONDITIONS CERTIFICATION
1.	Market Capitalization:________________
(Check One)
2.	_________ Borrower herby certifies that no Equity Conditions Failure exists as of the Installment Date.
3.	_________ Borrower hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from Lender with respect thereto. The Equity Conditions Failure is as follows:

Exhibit B to Secured Convertible Promissory Note, Page 1

________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________

________________________________________________________________________________________________________________________________________________________________________________________________________

Sincerely,
Borrower:
Panther Biotechnology, Inc.

By:
Name:
Title:

ACKNOWLEDGED AND CERTIFIED BY:
Lender:
Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

Exhibit B to Secured Convertible Promissory Note, Page 2

EXHIBIT C

Typenex Co-Investment, LLC
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

Panther Biotechnology, Inc.                                                                                                                                                                                                                                                                                                            Date: __________________
Attn: Evan Levine, CEO
1603 Orrington Avenue, Suite 600
Evanston, Illinois 60201
TRUE-UP NOTICE
The above-captioned Lender hereby gives notice to Panther Biotechnology, Inc., a Nevada corporation (the “Borrower”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on August 20, 2015 (the “Note”), of True-Up Conversion Shares related to _____________, 201_ (the “Installment Date”). In the event of a conflict between this True-Up Notice and the Note, the Note shall govern, or, in the alternative, at the election of Lender in its sole discretion, Lender may provide a new form of True-Up Notice to conform to the Note. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.
TRUE-UP CONVERSION SHARES AND CERTIFICATIONS
AS OF THE TRUE-UP DATE

1.	TRUE-UP CONVERSION SHARES
A.	Installment Date: ____________, 201_
B.	True-Up Date: ____________, 201_
C.	Portion of Installment Amount Converted into Common Stock: _____________
D.	True-Up Conversion Price: _______________ (lower of (i) Lender Conversion Price in effect and (ii) Market Price as of True-Up Date)
E.	True-Up Conversion Shares: _______________ (C divided by D)
F.	Installment Conversion Shares Delivered: ________________
G.	True-Up Conversion Shares to be Delivered: ________________ (only applicable if E minus F is greater than zero)
2.	EQUITY CONDITIONS CERTIFICATION (Section to be completed by Borrower)
A.	Market Capitalization:________________
(Check One)
B.	_________ Borrower herby certifies that no Equity Conditions Failure exists as of the applicable True-Up Date.
C.	_________ Borrower hereby gives notice that an Equity Conditions Failure has occurred and requests a waiver from Lender with respect thereto. The Equity Conditions Failure is as follows:

Exhibit C to Secured Convertible Promissory Note, Page 1

________________________________________________________________________________________________________________________________________________________________________________________________________________________
       ________________________________________________________________________________________________________________________________________________________________________________________________________________________

      ________________________________________________________________________________________________________________________________________________________________________________________________________________________

Sincerely,

Lender:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

Exhibit C to Secured Convertible Promissory Note, Page 2

EXHIBIT D

Panther Biotechnology, Inc.
1603 Orrington Avenue, Suite 600
Evanston, Illinois 60201

Typenex Co-Investment, LLC                                                                                                                                                                                                                                                                                                                                                                                                                                         Date: _____________
Attn: John Fife
303 East Wacker Drive, Suite 1040
Chicago, Illinois 60601

NOTICE OF EXERCISE
OF BORROWER OFFSET RIGHT

The above-captioned Borrower hereby gives notice to Typenex Co-Investment, LLC, a Utah limited liability company (the “Lender”), pursuant to that certain Secured Convertible Promissory Note made by Borrower in favor of Lender on August 20, 2015 (the “Note”), of Borrower’s election to exercise the Borrower Offset Right as set forth below. In the event of a conflict between this Notice of Exercise of Borrower Offset Right and the Note, the Note shall govern. Capitalized terms used in this notice without definition shall have the meanings given to them in the Note.

A.	Effective Date of Offset: ____________, 201_
B.	Amount of Offset: _____________________________
C.	Investor Note(s) Being Offset: _______________

* Subject to adjustments for corrections, defaults, interest and other adjustments permitted by the Transaction Documents (as defined in the Purchase Agreement), the terms of which shall control in the event of any dispute between the terms of this Notice of Exercise of Borrower Offset Right and such Transaction Documents.

Sincerely,
Borrower:
Panther Biotechnology, Inc.

By:
Name:
Title:

Exhibit D to Secured Convertible Promissory Note, Page 1

EXHIBIT B
ALLOCATION OF PURCHASE PRICE
Purchase Price	Tranche	OID/Transaction Expense
Initial Cash Purchase Price	Initial Tranche	$27,000
Investor Note #1	Subsequent Tranche #1	$22,000
Investor Note #2	Subsequent Tranche #2	$22,000
Investor Note #3	Subsequent Tranche #3	$22,000
Investor Note #4	Subsequent Tranche #4	$22,000

EXHIBIT C
THIS NOTE MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE ALIENATED OR ENCUMBERED WITHOUT THE PRIOR WRITTEN CONSENT OF INVESTOR.

$220,000.00	State of Utah August 20, 2015

INVESTOR NOTE #1

FOR VALUE RECEIVED, Typenex Co-Investment, LLC, a Utah limited liability company (“Investor”), hereby promises to pay to Panther Biotechnology, Inc., a Nevada corporation (“Company”, and together with Investor, the “Parties”), the principal sum of $220,000.00 together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Investor Note #1 (this “Note”). This Note is issued pursuant to that certain Securities Purchase Agreement of even date herewith, entered into by and between Investor and Company (as the same may be amended from time to time, the “Purchase Agreement”), pursuant to which Company issued to Investor that certain Secured Convertible Promissory Note in the principal amount of $1,215,000.00 (as the same may be amended from time to time, the “Company Note”) convertible into shares of Company’s Common Stock. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.
1.            Principal and Interest. Interest shall accrue on the unpaid principal balance and any unpaid late fees or other fees under this Note at a rate of ten percent (10%) per annum until the full amount of the principal and fees has been paid. Interest shall be computed on the basis of a 365-day year for the actual number of days elapsed. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law, as provided in Section 12 below. The entire unpaid principal balance and all accrued and unpaid interest, if any, under this Note, shall be due and payable on the date that is thirty (30) months from the date hereof (the “Investor Note Maturity Date”); provided, however, that Investor may elect, in its sole discretion, to extend the Investor Note Maturity Date for up to thirty (30) days by delivering written notice of such election to Company at any time prior to the Investor Note Maturity Date.
2.            Payment. Unless prepaid, all principal and accrued interest under this Note is payable in one lump sum on the Investor Note Maturity Date. All payments of interest and principal shall be (i) in lawful money of the United States of America, and (ii) in the form of immediately available funds. All payments shall be applied first to costs of collection, if any, then to accrued and unpaid interest, and thereafter to principal. Payment of principal and interest hereunder shall be delivered to Company at the address furnished to Investor for that purpose.
3.            Prepayment by Investor. Investor may, with Company’s consent, pay, without penalty, all or any portion of the outstanding balance along with any accrued but unpaid interest on this Note at any time prior to the Investor Note Maturity Date. Notwithstanding the foregoing, on the date that is ninety (90) days from the date hereof (the “Conditional Prepayment Date”), Investor shall be obligated to prepay the outstanding balance of this Note if each of the following conditions is met: (a) no Event of Default (as defined in the Company Note) shall have occurred under the Company Note during the period beginning on the date hereof and ending on the Conditional Prepayment Date; (b) the average and median daily dollar volume of the Common Stock on its principal market for the twenty (20) Trading Days (as defined in the Note) immediately preceding the Conditional Prepayment Date is greater than $15,000.00; (c) Company’s Common Stock must be DTC Eligible (as defined in the Company Note) on the Conditional Prepayment Date; and (d) the Market Capitalization (as defined in the Company Note) of the Common Stock on the Conditional Prepayment Date is greater than $25,000,000.00.

4.            Security; Collateral. Investor may, in its sole discretion, designate collateral (the “Collateral”) as it deems fit, as security for Investor’s obligations hereunder, which Collateral may be, but is not required to be, real property, a letter of credit with a financial institution determined by Investor in its sole discretion, or pledged membership interests, provided that the net fair market value of the Collateral (net of any outstanding monetary liens) shall not be less than the principal balance of this Note as of the date of any such designation. Upon Investor’s designation of Collateral, each of Investor and Company shall timely execute any and all documents necessary or advisable in order to properly grant a security interest upon the Collateral in favor of Company.
5.            Release. Company covenants and agrees that in the event that this Note is secured by Collateral, Company shall timely execute any and all documents necessary or advisable in order to release such security interest and Collateral to Investor, or Investor’s designee, upon the earlier of (i) the date this Note is paid in full and (ii) the date that is six (6) months and three (3) days following the date such Collateral is given as security for this Note, or such later date as determined in the sole discretion of Investor (the “Release Date”). For the avoidance of doubt, as of the date hereof, there is no collateral securing this Note, and after the Release Date, as applicable, there shall be no collateral securing this Note.
6.            Right of Offset. Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, in the event (i) of the occurrence of any Event of Default (as defined in the Company Note) under the Company Note or any other note issued by Company in connection with the Purchase Agreement, (ii) Investor applies a Default Effect (as defined in the Company Note) under the Company Note, (iii) the Outstanding Balance is automatically increased to the Mandatory Default Amount under the Company Note, (iv) the Company Note is accelerated for any reason, or (v) of a breach of any material term, condition, representation, warranty, covenant or obligation of Company under any Transaction Document; Investor shall be entitled to deduct and offset any amount owing by Company under the Company Note from any amount owed by Investor under this Note (the “Investor Offset Right”), provided that if any of the foregoing events occur and Investor has not yet exercised the Investor Offset Right, the Investor Offset Right shall be automatically exercised on the date that is thirty (30) days prior to the Investor Note Maturity Date (an “Automatic Offset”). Other than with respect to an Automatic Offset, Investor may only elect to exercise the Investor Offset Right by delivering to Company: an offset notice in a form substantially similar to Exhibit D to the Company Note or another form of Investor’s choosing. In the event that Investor’s exercise of the Investor Offset Right under this Section 6 results in the full satisfaction of Investor’s obligations under this Note, then Company shall return this Note to Investor for cancellation or, in the event this Note has been lost, stolen or destroyed, Company shall provide Investor with a lost note affidavit in a form reasonably acceptable to Investor.
7.            Default. If any of the events specified below shall occur (each, an “Investor Note Default”) Company may declare the unpaid principal balance under this Note, together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder immediately due and payable, by notice in writing to Investor. If any default, other than a Payment Default (as defined below), is curable, then the default may be cured (and no Investor Note Default will have occurred) if Investor, after receiving written notice from Company demanding cure of such default, either (i) cures the default within fifteen (15) days of the receipt of such notice, or (ii) if the cure requires more than fifteen (15) days, immediately initiates steps that Company deems in Company’s reasonable discretion to be sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical. Each of the following events shall constitute an Investor Note Default:
7.1.            Failure to Pay. Investor’s failure to make any payment when due and payable under this Note (a “Payment Default”);
2

7.2.            Breaches of Covenants. Investor’s failure to observe or perform any other covenant, obligation, condition or agreement contained in this Note;
7.3.            Representations and Warranties. If any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Investor to Company in writing in connection with this Note or any of the other Transaction Documents, or as an inducement to Company to enter into the Purchase Agreement, shall be false or misleading in any material respect when made or furnished; and
7.4.            Involuntary Bankruptcy. If any involuntary petition is filed under any bankruptcy or similar law or rule against Investor, and such petition is not dismissed within sixty (60) days, or a receiver, trustee, liquidator, assignee, custodian, sequestrator or other similar official is appointed to take possession of any of the assets or properties of Investor.
8.            Binding Effect; Assignment. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that neither Party shall assign any of its rights hereunder without the prior written consent of the other Party, except that Investor may assign this Note to any of its Affiliates without the prior written consent of Company and, furthermore, Company agrees that it shall not unreasonably withhold, condition or delay its consent to any other assignment of this Note by Investor.
9.            Governing Law. This Note shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.
10.            Purchase Agreement; Arbitration of Disputes. By acceptance of this Note, each Party agrees to be bound by the applicable terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions attached as an exhibit to the Purchase Agreement.
11.            Customer Identification–USA Patriot Act Notice. Company hereby notifies Investor that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56, signed into law October 26, 2001) (the “Act”), and Company’s policies and practices, Company is required to obtain, verify and record certain information and documentation that identifies Investor, which information includes the name and address of Investor and such other information that will allow Company to identify Investor in accordance with the Act.
12.            Lawful Interest. It being the intention of Company and Investor to comply with all applicable laws with regard to the interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note or any of the other Transaction Documents, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note or by any extension or renewal hereof (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note, then in such event:
12.1.            the provisions of this Section 12 shall govern and control;
12.2.            Investor shall not be obligated to pay any Excess Interest;
3

12.3.            any Excess Interest that Company may have received hereunder shall, at the option of Company, be (i) applied as a credit against the principal balance due under this Note or the accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to Investor, or (iii) any combination of the foregoing;
12.4.            the applicable interest rate or rates shall be automatically subject to reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable governing usury laws, and this Note and the Transaction Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and
12.5.            Investor shall not have any action or remedy against Company for any damages whatsoever or any defense to enforcement of this Note or arising out of the payment or collection of any Excess Interest.
13.            Pronouns. Regardless of their form, all words used in this Note shall be deemed singular or plural and shall have the gender as required by the text.
14.            Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.
15.            Time of Essence. Time is of the essence with this Note.
16.            Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.
17.            Attorneys’ Fees. If any arbitration or action at law or in equity is necessary to enforce this Note or to collect payment under this Note, Company shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.
18.            Amendments and Waivers; Remedies. No failure or delay on the part of either Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to either Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by Investor and Company and (ii) only in the specific instance and for the specific purpose for which made or given.
19.            Notices. Unless otherwise provided for herein, all notices, requests, demands, claims and other communications hereunder shall be given in accordance with the subsection of the Purchase Agreement titled “Notices.” Either Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by providing notice thereof in the manner set forth in the Purchase Agreement.
20.            Final Note. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of Investor and Company and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations of Investor and Company with respect to the subject matter of the Transaction Documents.
4

THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of page intentionally left blank; signature page follows]
5

IN WITNESS WHEREOF, the Parties have executed this Note as of the date set forth above.

INVESTOR:
Typenex Co-Investment, LLC
Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

ACKNOWLEDGED, ACCEPTED AND AGREED:
COMPANY:
Panther Biotechnology, Inc.

By:
Name:
Title:

[Signature Page to Investor Note #1]

EXHIBIT D
Security Agreement

This Security Agreement (this “Agreement”), dated as of August 20, 2015, is executed by Panther Biotechnology, Inc., a Nevada corporation (“Debtor”), in favor of Typenex Co-Investment, LLC, a Utah limited liability company (“Secured Party”).
A.            Debtor has issued to Secured Party a certain Secured Convertible Promissory Note of even date herewith, as may be amended from time to time, in the original face amount of $1,215,000.00 (the “Note”).
B.            In order to induce Secured Party to extend the credit evidenced by the Note, Debtor has agreed to enter into this Agreement and to grant Secured Party a security interest in the Collateral (as defined below).
NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor hereby agrees with Secured Party as follows:
1.            Definitions and Interpretation. When used in this Agreement, the following terms have the following respective meanings:
“Collateral” has the meaning given to that term in Section 2 hereof.
“Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the UCC or comparable law of any jurisdiction.
“Obligations” means (a) all loans, advances, future advances, debts, liabilities and obligations, howsoever arising, owed by Debtor to Secured Party or any affiliate of Secured Party of every kind and description, now existing or hereafter arising, whether created by the Note, this Agreement, that certain Securities Purchase Agreement of even date herewith, entered into by and between Debtor and Secured Party (the “Purchase Agreement”), any other Transaction Documents (as defined in the Purchase Agreement), any modification or amendment to any of the foregoing, guaranty of payment or other contract or by a quasi-contract, tort, statute or other operation of law, whether incurred or owed directly to Secured Party or as an affiliate of Secured Party or acquired by Secured Party or an affiliate of Secured Party by purchase, pledge or otherwise, (b) all costs and expenses, including attorneys’ fees, incurred by Secured Party or any affiliate of Secured Party in connection with the Note or in connection with the collection or enforcement of any portion of the indebtedness, liabilities or obligations described in the foregoing clause (a), (c) the payment of all other sums, with interest thereon, advanced in accordance herewith to protect the security of this Agreement, and (d) the performance of the covenants and agreements of Debtor contained in this Agreement and all other Transaction Documents.
“Permitted Liens” means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established, and (b) Liens in favor of Secured Party under this Agreement or arising under the other Transaction Documents.
1

“UCC” means the Uniform Commercial Code as in effect in the state whose laws would govern the security interest in, including without limitation the perfection thereof, and foreclosure of the applicable Collateral.
Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.
2.            Grant of Security Interest. As security for the Obligations, Debtor hereby pledges to Secured Party and grants to Secured Party a security interest in all right, title, interest, claims and demands of Debtor in and to the property described in Schedule A hereto, and all replacements, proceeds, products, and accessions thereof (collectively, the “Collateral”).
3.            Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party at any time following an Event of Default (as defined in the Note) under the Note in any filing office in any Uniform Commercial Code jurisdiction or other jurisdiction of Debtor or its subsidiaries (including without limitation Nevada and California) any financing statements or documents having a similar effect and amendments thereto that provide any other information required by the Uniform Commercial Code (or similar law of any non-United States jurisdiction, if applicable) of such state or jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon Secured Party’s request.
4.            General Representations and Warranties. Debtor represents and warrants to Secured Party that (a) Debtor is the owner of the Collateral and that no other person has any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens, and (b) upon the filing of UCC-1 financing statements with the Nevada Secretary of State, Secured Party shall have a perfected first-position security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens.
5.            Additional Covenants. Debtor hereby agrees:
5.1.            to perform all acts that may be necessary to maintain, preserve, protect and perfect in the Collateral, the Lien granted to Secured Party therein, and the perfection and priority of such Lien, except for Permitted Liens;
5.2.            to procure, execute (including endorse, as applicable), and deliver from time to time any endorsements, assignments, financing statements, certificates of title, and all other instruments, documents and/or writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect Secured Party’s Lien hereunder and the priority thereof;
5.3.            to provide at least fifteen (15) days prior written notice to Secured Party of any of the following events: (a) any changes or alterations of Debtor’s name, or (b) any changes with respect to Debtor’s address or principal place of business;
5.4.            upon the occurrence of an Event of Default under the Note and, thereafter, at Secured Party’s request, to endorse (up to the outstanding amount under such promissory notes at the time of Secured Party’s request), assign and deliver any promissory notes included in the Collateral to Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as Secured Party may from time to time specify;
2

5.5.            to the extent the Collateral is not delivered to Secured Party pursuant to this Agreement, to keep the Collateral at the principal office of Debtor (unless otherwise agreed to by Secured Party in writing), and not to relocate the Collateral to any other locations without the prior written consent of Secured Party;
5.6.            not to sell or otherwise dispose, or offer to sell or otherwise dispose, of the Collateral or any interest therein (other than inventory in the ordinary course of business); and
5.7.            not to, directly or indirectly, allow, grant or suffer to exist any Lien upon any of the Collateral, other than Permitted Liens.
6.            Authorized Action by Secured Party. Debtor hereby irrevocably appoints Secured Party as its attorney-in-fact (which appointment is coupled with an interest), provided that such appointment shall only be effective upon an Event of Default, and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Debtor or any third party for failure so to do) any act which Debtor is obligated by this Agreement to perform, and to exercise such rights and powers as Debtor might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action Secured Party deems advisable, with respect to the Collateral; (d) file a copy of this Agreement with any governmental agency, body or authority, at the sole cost and expense of Debtor; (e) insure, process and preserve the Collateral; (f) pay any indebtedness of Debtor relating to the Collateral; (g) execute and file UCC financing statements and other documents, certificates, instruments and agreements with respect to the Collateral or as otherwise required or permitted hereunder; and (h) take any and all appropriate action and execute any and all documents and instruments that may be necessary or useful to accomplish the purposes of this Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to clauses (a) through (c) above prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. The powers conferred on Secured Party under this Section 6 are solely to protect its interests in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for the amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of its stockholders, directors, officers, managers, employees or agents shall be responsible to Debtor for any act or failure to act, except with respect to Secured Party’s own gross negligence or willful misconduct. Nothing in this Section 6 shall be deemed an authorization for Debtor to take any action that it is otherwise expressly prohibited from undertaking by way of other provision of this Agreement.
7.            Default and Remedies.
7.1.            Default. Debtor shall be deemed in default under this Agreement upon the occurrence of an Event of Default (as defined in the Note).
7.2.            Remedies. Upon the occurrence of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Agreement and by law, including, without limiting the foregoing, (a) the right to require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party, and (b) the right to take possession of the Collateral, and for that purpose Secured Party may enter upon premises on which the Collateral may be situated and remove the Collateral therefrom. Debtor hereby agrees that fifteen (15) days’ notice of a public sale of any Collateral or notice of the date after which a private sale of any Collateral may take place is reasonable.
3

In addition, Debtor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Secured Party’s rights and remedies hereunder, including, without limitation, Secured Party’s right following an Event of Default to take immediate possession of Collateral and to exercise Secured Party’s rights and remedies with respect thereto. Secured Party may also have a receiver appointed to take charge of all or any portion of the Collateral and to exercise all rights of Secured Party under this Agreement. Secured Party may exercise any of its rights under this Section 7.2 without demand or notice of any kind. The remedies in this Agreement, including without limitation this Section 7.2, are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which Secured Party may be entitled. No failure or delay on the part of Secured party in exercising any right, power, or remedy will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. All of Secured Party’s rights and remedies, whether evidenced by this Agreement or by any other agreement, instrument or document shall be cumulative and may be exercised singularly or concurrently.

7.3.            Standards for Exercising Rights and Remedies. To the extent that applicable law imposes duties on Secured Party to exercise remedies in a commercially reasonable manner, Debtor acknowledges and agrees that it is not commercially unreasonable for Secured Party (a) to fail to incur expenses reasonably deemed significant by Secured Party to prepare Collateral for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors or other persons obligated on Collateral or to fail to remove liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other persons, whether or not in the same business as Debtor, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Secured Party against risks of loss, collection or disposition of Collateral or to provide to Secured Party a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Secured Party, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Secured Party in the collection or disposition of any of the Collateral. Debtor acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Secured Party would fulfill Secured Party’s duties under the UCC in Secured Party’s exercise of remedies against the Collateral and that other actions or omissions by Secured Party shall not be deemed to fail to fulfill such duties solely on account of not being indicated in this Section. Without limitation upon the foregoing, nothing contained in this Section shall be construed to grant any rights to Debtor or to impose any duties on Secured Party that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.
7.4.            Marshalling. Secured Party shall not be required to marshal any present or future Collateral for, or other assurances of payment of, the Obligations or to resort to such Collateral or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.
4

To the extent that it lawfully may, Debtor hereby agrees that it will not invoke any law relating to the marshalling of Collateral which might cause delay in or impede the enforcement of Secured Party’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, Debtor hereby irrevocably waives the benefits of all such laws.

7.5.            Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:
(a)            First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;
(b)            Second, to the payment to Secured Party of the amount then owing or unpaid on the Note (to be applied first to accrued interest and second to outstanding principal) and all amounts owed under any of the other Transaction Documents; and
(c)            Third, to the payment of the surplus, if any, to Debtor, its successors and assigns, or to whosoever may be lawfully entitled to receive the same.
In the absence of final payment and satisfaction in full of all of the Obligations, Debtor shall remain liable for any deficiency.
8.            Miscellaneous.
8.1.            Notices. Any notice required or permitted hereunder shall be given in the manner provided in the subsection titled “Notices” in the Purchase Agreement, the terms of which are incorporated herein by this reference.
8.2.            Non-waiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.
8.3.            Amendments and Waivers. This Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Debtor and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.
8.4.            Assignment. This Agreement shall be binding upon and inure to the benefit of Secured Party and Debtor and their respective successors and assigns; provided, however, that Debtor may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.
8.5.            Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, or the Note, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Debtor waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party’s power.
5

8.6.            Partial Invalidity. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.
8.7.            Expenses. Debtor shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which are not performed as and when required by this Agreement.
8.8.            Entire Agreement. This Agreement and the other Transaction Documents, taken together, constitute and contain the entire agreement of Debtor and Secured Party with respect to this particular matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.
8.9.            Governing Law. Except as otherwise specifically set forth herein, the parties expressly agree that this Agreement shall be governed solely by the laws of the State of Utah, without giving effect to the principles thereof regarding the conflict of laws; provided, however, that enforcement of Secured Party’s rights and remedies against the Collateral as provided herein will be subject to the UCC.
8.10.            Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY WAIVING ITS RIGHT TO DEMAND TRIAL BY JURY.
8.11.            Purchase Agreement; Arbitration of Disputes. By executing this Agreement, each party agrees to be bound by the terms, conditions and general provisions of the Purchase Agreement and the other Transaction Documents, including without limitation the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement.
8.12.            Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument. Any electronic copy of a party’s executed counterpart will be deemed to be an executed original.
8.13.            Termination of Security Interest. Upon the payment in full of all Obligations, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Debtor. Upon such termination, Secured Party hereby authorizes Debtor to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Debtor any additional documents or instruments as Debtor shall reasonably request to evidence such termination.
8.14.            Time of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.
[Remainder of page intentionally left blank; signature page follows]

6

IN WITNESS WHEREOF, Secured Party and Debtor have caused this Agreement to be executed as of the day and year first above written.
SECURED PARTY:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

DEBTOR:

Panther Biotechnology, Inc.

By:
Name:
Title:

[Signature Page to Security Agreement]

SCHEDULE A
TO SECURITY AGREEMENT

Those certain Investor Notes (comprised of Investor Note #1, Investor Note #2, Investor Note #3 and Investor Note #4) issued by Secured Party in favor of Debtor on August 20, 2015, each in the initial principal amount of $220,000.00 and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

EXHIBIT E

IRREVOCABLE LETTER OF INSTRUCTIONS TO TRANSFER AGENT

Date:  August 20, 2015

To the transfer agent of Panther Biotechnology, Inc.

Re:            Instructions to Reserve and Issue Shares

Ladies and Gentlemen:

Reference is made to that certain Secured Convertible Promissory Note dated as of August 20, 2015 (as the same may be amended or exchanged from time to time, the “Note”), made by Panther Biotechnology, Inc., a Nevada corporation (“Company”), pursuant to which Company agreed to pay to Typenex Co-Investment, LLC, a Utah limited liability company, its successors and/or assigns (“Investor”), the aggregate sum of $1,215,000.00, plus interest, fees, and collection costs. The Note was issued pursuant to that certain Securities Purchase Agreement dated August 20, 2015, by and between Company and Investor (the “Purchase Agreement”, and together with the Note and all other documents entered into in conjunction therewith, including any amendments thereto, the “Transaction Documents”). Pursuant to the terms of the Note, the Outstanding Balance (as defined in the Note) of the Note may be converted into shares of the common stock, par value $0.001 per share, of Company (the “Common Stock”, and the shares of Common Stock issuable upon any conversion or otherwise under the Note, the “Shares”).
Pursuant to the terms of the Purchase Agreement, until all of Company’s obligations under the Purchase Agreement and the Note are paid and performed in full, Company has agreed to at all times establish and maintain a reserve of shares of authorized but unissued Common Stock equal to the amount calculated as follows (such calculated amount is referred to herein as the “Share Reserve”): three (3) times the quotient obtained by dividing the Outstanding Balance by the Installment Conversion Price (as defined in the Note).
This irrevocable letter of instructions (this “Letter”) shall serve as the authorization and direction of Company to Signature Stock Transfer, Inc., or its successors, as Company’s transfer agent (hereinafter, “you” or “your”), to reserve shares of Common Stock and to issue (or where relevant, to reissue in the name of Investor) shares of Common Stock to Investor or its broker, upon conversion of the Note, as follows:
1.            From and after the date hereof and until all of Company’s obligations under the Purchase Agreement and the Note are paid and performed in full, (a) you shall establish a reserve of shares of authorized but unissued Common Stock in an amount not less than 250,000 shares (the “Transfer Agent Reserve”), (b) you shall maintain and hold the Transfer Agent Reserve for the exclusive benefit of Investor, (c) you shall issue the shares of Common Stock held in the Transfer Agent Reserve to Investor or its broker only (subject to the immediately following clause (d)), (d) when you issue shares of Common Stock to Investor or its broker under the Note pursuant to the other instructions in this Letter, you shall issue such shares from Company’s authorized and unissued shares of Common Stock to the extent the same are available and not from the Transfer Agent Reserve unless and until there are no authorized shares of Common Stock available for issuance other than those held in the Transfer Agent Reserve, at which point, and upon your receipt of written authorization from Investor, you shall then issue any shares of Common Stock deliverable to Investor under the Note from the Transfer Agent Reserve, (e) you shall not otherwise reduce the Transfer Agent Reserve under any circumstances, unless Investor delivers to you written pre-approval of such reduction, and (f) you shall immediately add shares of Common Stock to the Transfer Agent Reserve in increments of 100,000 shares as and when requested by Company or Investor in writing from time to time, provided that such incremental increases do not cause the Transfer Agent Reserve to exceed the Share Reserve.
1

2.            You shall issue the Shares to Investor or its broker in accordance with Paragraph 3 upon a conversion of all or any portion of the Note, upon delivery to you of a duly executed Lender Conversion Notice substantially in the form attached hereto as Exhibit A (a “Lender Conversion Notice”), a duly executed Installment Notice substantially in the form attached hereto as Exhibit B (an “Installment Notice”), and/or a True-Up Notice substantially in the form attached hereto as Exhibit C (a “True-Up Notice”, and together with a Lender Conversion Notice and an Installment Notice, a “Conversion Notice”).
3.            In connection with a Conversion Notice delivered to you pursuant to Paragraph 2 above, you will receive either (a) written confirmation (a “Registration Confirmation”) from Investor that the Shares to be issued are registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), or (b) a legal opinion as to the free transferability of the applicable Shares, dated within ninety (90) days from the date of the Conversion Notice, from either Investor’s or Company’s legal counsel, indicating that pursuant to Rule 144 promulgated under the 1933 Act, or any other available exemption under the 1933 Act, the issuance of the applicable Shares to Investor is exempt from registration under the 1933 Act, and thus the Shares may be issued or delivered without restrictive legend (the “Opinion Letter”). Upon your receipt of a Conversion Notice and either a Registration Confirmation or an Opinion Letter, you shall, within three (3) Trading Days (as defined below) thereafter, (i) if the Common Stock is eligible to be deposited in certificate form with the Depository Trust Company (“DTC”) and cleared and converted into electronic shares by the DTC and held in the name of the clearing firm servicing Investor’s brokerage firm for the benefit of Investor (“DTC Eligible”), deliver to Investor or its broker (as specified in the applicable Conversion Notice), via reputable overnight courier, to the address specified in the Conversion Notice, a certificate, registered in the name of Investor or its designee, representing such aggregate number of shares of DTC Eligible Common Stock as have been requested by Investor to be transferred in the Conversion Notice, and take all other action reasonably necessary to accomplish the prompt processing of such DTC Eligible Common Stock such that such Common Stock is deposited in certificate form at the DTC, cleared and converted into electronic shares by the DTC and eventually held in the name of the clearing firm servicing Investor’s brokerage firm for the benefit of Investor in a timely manner, or (ii) if the Common Stock is not then DTC Eligible, issue and deliver to Investor or its broker (as specified in the applicable Conversion Notice), via reputable overnight courier, to the address specified in the Conversion Notice, a certificate, registered in the name of Investor or its designee, representing such aggregate number of shares of Common Stock as have been requested by Investor to be transferred in the Conversion Notice. Such Shares (A) shall not bear any legend restricting transfer, (B) shall not be subject to any stop-transfer restrictions, and (C) shall otherwise be freely transferable on the books and records of Company. For purposes hereof, “Trading Day” shall mean any day on which the New York Stock Exchange is open for trading.
If you receive a Conversion Notice, but you do not also receive either a Registration Confirmation or an Opinion Letter, and you are required to issue the Shares in certificated form, then any certificates for the applicable Shares shall bear a restrictive legend substantially as follows:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS OR OTHER EVIDENCE ACCEPTABLE TO COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.
2

Notwithstanding the foregoing or any other provision of this Letter, Company acknowledges and agrees that any such legend shall be removed from all certificates for DTC Eligible (as defined below) Common Stock delivered to Investor or its broker under the Note as such Common Stock is cleared and converted into electronic shares by the DTC (as defined below).
4.            Please note that a share issuance resolution is not required for each conversion since this Letter and the Transaction Documents have been approved by resolution of Company’s board of directors (the “Share Issuance Resolution”). Pursuant to the Share Issuance Resolution, all of the Shares are authorized to be issued to Investor. For the avoidance of doubt, this Letter is your authorization and instruction by Company to issue the Shares pursuant to this Letter without any further authorization or direction from Company. You shall rely exclusively on the instructions in this Letter and shall have no liability for relying on any Conversion Notice provided by Investor. Any Conversion Notice delivered hereunder shall constitute an irrevocable instruction to you to process such notice or notices in accordance with the terms thereof, without any further direction or inquiry. Such notice or notices may be transmitted to you by fax, email, or any commercially reasonable method.
5.            Notwithstanding any other provision hereof, Company and Investor understand that you shall not be required to perform any issuance or transfer of Shares if (a) such an issuance or transfer of Shares is in violation of any state or federal securities laws or regulations, or (b) the issuance or transfer of Shares is prohibited or stopped as required or directed by a court order. Additionally, Company and Investor understand that you shall not be required to perform any issuance or transfer of Shares if Company is in default of its payment obligations under its agreement with you; provided, however, that in such case Investor shall have the right to pay the applicable issuance or transfer fee on behalf of Company and upon payment of the issuance or transfer fee by Investor, you shall be obligated to make the requested issuance or transfer.
6.            You understand that a delay in the delivery of Shares hereunder could result in economic loss to Investor and that time is of the essence in your processing of each Conversion Notice.
7.            You are hereby authorized and directed to promptly disclose to Investor, after Investor’s request from time to time, the total number of shares of Common Stock issued and outstanding and the total number of shares that are authorized but unissued and unreserved.
8.            Company hereby confirms to you and to Investor that no instruction other than as contemplated herein (including instructions to increase the Transfer Agent Reserve as necessary pursuant to Paragraph 1(f) above) will be given to you by Company with respect to the matters referenced herein. Company hereby authorizes you, and you shall be obligated, to disregard any contrary instruction received by or on behalf of Company or any other person purporting to represent Company.
9.            Company hereby agrees not to change you as its transfer agent without first (a) providing Investor with at least 30-days’ written notice of such proposed change, and (b) obtaining Investor’s written consent to such proposed change. Any such consent is conditioned upon the new transfer agent executing an irrevocable letter of instructions substantially similar to this Letter so that such transfer agent is bound by the same terms set forth herein. You agree not to help facilitate any change to Company’s transfer agent without first receiving such written consent to such change from Investor.
10.            Company acknowledges that Investor is relying on the representations and covenants made by Company in this Letter and that the representations and covenants contained in this Letter constitute a material inducement to Investor to make the loan evidenced by the Note.
3

Company further acknowledges that without such representations and covenants of Company, Investor would not have made the loan to Company evidenced by the Note.

11.            Company shall indemnify you and your officers, directors, members, managers, principals, partners, agents and representatives, and hold each of them harmless from and against any and all loss, liability, damage, claim or expense (including the reasonable fees and disbursements of its attorneys) incurred by or asserted against you or any of them arising out of or in connection with the instructions set forth herein, the performance of your duties hereunder and otherwise in respect hereof, including the costs and expenses of defending yourself or themselves against any claim or liability hereunder, except that Company shall not be liable hereunder as to matters in respect of which it is determined that you have acted with gross negligence or in bad faith.
12.            Investor is an intended third-party beneficiary of this Letter. The parties hereto specifically acknowledge and agree that in the event of a breach or threatened breach by a party hereto of any provision hereof, Investor will be irreparably damaged, and that damages at law would be an inadequate remedy if this Letter were not specifically enforced. Therefore, in the event of a breach or threatened breach of this Letter, Investor shall be entitled, in addition to all other rights or remedies, to an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for a specific performance of the provisions of this Letter.
13.            This Letter shall be fully binding and enforceable against Company even if it is not signed by Company’s transfer agent. If Company takes (or fails to take) any action contrary to this Letter, then such action or inaction will constitute a default under the Transaction Documents. Although no additional direction is required by Company, any refusal by Company to immediately confirm this Letter and the instructions contemplated herein to you will constitute a default hereunder and under the Transaction Documents.
14.            Whenever possible, each provision of this Letter shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Letter shall be invalid or unenforceable in any jurisdiction, such provision shall be modified to achieve the objective of the parties to the fullest extent permitted and such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Letter or the validity or enforceability of this Letter in any other jurisdiction.
15.            By signing below, (a) each individual executing this Letter on behalf of an entity represents and warrants that he or she has authority to so execute this Letter on behalf of such entity and thereby bind such entity to the terms and conditions hereof, and (b) each party to this Letter represents and warrants that such party has received good and valuable consideration in exchange for executing this Letter.
16.            This Letter is governed by Utah law.
17.            This Letter is subject to the Arbitration Provisions (as defined in the Purchase Agreement) set forth as an exhibit to the Purchase Agreement, which you acknowledge having received and reviewed by your signature below. Each party consents to and expressly agrees that exclusive venue for arbitration of any dispute arising out of or relating to this Letter or the relationship of the parties or their affiliates shall be in Salt Lake County or Utah County, Utah.
[Remainder of page intentionally left blank; signature page follows]
4

Very truly yours,

Panther Biotechnology, Inc.

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

INVESTOR:

Typenex Co-Investment, LLC

By: Red Cliffs Investments, Inc., its Manager

By:
John M. Fife, President

TRANSFER AGENT:

Signature Stock Transfer, Inc.

By:
Name:
Title:

Attachments:

Exhibit A	Form of Lender Conversion Notice
Exhibit B	Form of Installment Notice
Exhibit C	Form of True-Up Notice

[Signature Page to Irrevocable Letter of Instructions to Transfer Agent]

EXHIBIT H

ARBITRATION PROVISIONS

1.    Dispute Resolution. For purposes of this Exhibit H, the term “Claims” means any disputes, claims, demands, causes of action, liabilities, damages, losses, or controversies whatsoever arising from related to or connected with the transactions contemplated in the Transaction Documents and any communications between the parties related thereto, including without limitation any claims of mutual mistake, mistake, fraud, misrepresentation, failure of formation, failure of consideration, promissory estoppel, unconscionability, failure of condition precedent, rescission, and any statutory claims, tort claims, contract claims, or claims to void, invalidate or terminate the Agreement or any of the other Transaction Documents. The term “Claims” specifically excludes a dispute over Calculations and enforcement of Investor’s rights and remedies against the personal property described in the Security Agreement under the applicable provisions of the Uniform Commercial Code. The parties hereby agree that the arbitration provisions set forth in this Exhibit H (“Arbitration Provisions”) are binding on the parties hereto and are severable from all other provisions in the Transaction Documents. As a result, any attempt to rescind the Agreement or declare the Agreement or any other Transaction Document invalid or unenforceable for any reason is subject to these Arbitration Provisions. These Arbitration Provisions shall also survive any termination or expiration of the Agreement. Any capitalized term not defined in these Arbitration Provisions shall have the meaning set forth in the Agreement.

2.    Arbitration. Except as otherwise provided herein, all Claims must be submitted to arbitration (“Arbitration”) to be conducted exclusively in Salt Lake County or Utah County, Utah and pursuant to the terms set forth in these Arbitration Provisions. The parties agree that the award of the arbitrator (the “Arbitration Award”) shall be final and binding upon the parties (subject to the appear right set forth in Section 4 below); shall be the sole and exclusive remedy between them regarding any Claims, counterclaims, issues, or accountings presented or pleaded to the arbitrator; and shall promptly be payable in United States dollars free of any tax, deduction or offset (with respect to monetary awards). Any costs or fees, including without limitation attorneys’ fees, incident to enforcing the arbitrator’s award shall, to the maximum extent permitted by law, be charged against the party resisting such enforcement. The award shall include Default Interest (as defined in the Note) both before and after the award. Judgment upon the award of the arbitrator will be entered and enforced by a state court sitting in Salt Lake County, Utah. The parties hereby incorporate herein the provisions and procedures set forth in the Utah Uniform Arbitration Act, U.C.A. § 78B-11-101 et seq. (as amended or superseded from time to time, the “Arbitration Act”). Pursuant to Section 105 of the Arbitration Act, in the event of conflict between the terms of these Arbitration Provisions and the provisions of the Arbitration Act, the terms of these Arbitration Provisions shall control.

3.    Arbitration Proceedings. Arbitration between the parties will be subject to the following procedures:

3.1        Pursuant to Section 110 of the Arbitration Act, the parties agree that a party may initiate Arbitration by giving written notice to the other party (“Arbitration Notice”) in the same manner that notice is permitted under Section 10.11 of the Agreement; provided, however, that the Arbitration Notice may not be given by email or fax. Arbitration will be deemed initiated as of the date that the Arbitration Notice is deemed delivered under Section 10.11 of the Agreement (the “Service Date”). After the Service Date, information may be delivered, and notices may be given, by email or fax pursuant to Section 10.11 of the Agreement or any other method permitted thereunder. The Arbitration Notice must describe the nature of the controversy, the remedies sought, and the election to commence Arbitration proceedings. All Claims in the Arbitration Notice must be pleaded consistent with the Utah Rules of Civil Procedure.

3.2        Within ten (10) calendar days after the Service Date, Investor shall select and submit to Company the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such three (3) designated persons hereunder are referred to herein as the “Proposed Arbitrators”). For the avoidance of doubt, each Proposed Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within ten (10) calendar days after Investor has submitted to Company the names of the Proposed Arbitrators, Company must select, by written notice to Investor, one (1) of the Proposed Arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Company fails to select one of the Proposed Arbitrators in writing within such 10-day period, then Investor may select the arbitrator from the Proposed Arbitrators by providing written notice of such selection to Company.
Arbitration Provisions, Page 1

If Investor fails to identify the Proposed Arbitrators within the time period required above, then Company may at any time prior to Investor designating the Proposed Arbitrators, select the names of three (3) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Service by written notice to Investor. Investor may then, within ten (10) calendar days after Company has submitted notice of its selected arbitrators to Investor, select, by written notice to Company, one (1) of the selected arbitrators to act as the arbitrator for the parties under these Arbitration Provisions. If Investor fails to select in writing and within such 10-day period one of the three (3) arbitrators selected by Company, then Company may select the arbitrator from its three (3) previously selected arbitrators by providing written notice of such selection to Investor. Subject to Paragraph 3.12 below, the cost of the arbitrator must be paid equally by both parties; provided, however, that if one party refuses or fails to pay its portion of the arbitrator fee, then the other party can advance such unpaid amount (subject to the accrual of Default Interest thereupon), with such amount added to or subtracted from, as applicable, the award granted by the arbitrator. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrator shall be selected under the then prevailing rules of the American Arbitration Association. The date that the selected arbitrator agrees in writing to serve as the arbitrator hereunder is referred to herein as the “Arbitration Commencement Date”.

3.3        An answer and any counterclaims to the Arbitration Notice, which must be pleaded consistent with the Utah Rules of Civil Procedure, shall be required to be delivered to the other party within twenty (20) calendar days after the Service Date. Upon request, the arbitrator is hereby instructed to render a default award, consistent with the relief requested in the Arbitration Notice, against a party that fails to submit an answer within such time period.

3.4        The party that delivers the Arbitration Notice to the other party shall have the option to also commence concurrent legal proceedings with any state court sitting in Salt Lake County, Utah (“Litigation Proceedings”), subject to the following: (i) the complaint in the Litigation Proceedings is to be substantially similar to the claims set forth in the Arbitration Notice, provided that an additional cause of action to compel arbitration will also be included therein, (ii) so long as the other party files an answer to the complaint in the Litigation Proceedings and an answer to the Arbitration Notice, the Litigation Proceedings will be stayed pending an Arbitration Award hereunder, (iii) if the other party fails to file an answer in the Litigation Proceedings or an answer in the Arbitration Proceedings, then the party initiating Arbitration shall be entitled to a default judgment consistent with the relief requested, to be entered in the Litigation Proceedings, and (iv) any legal or procedural issue arising under the Arbitration Act that requires a decision of a court of competent jurisdiction may be determined in the Litigation Proceedings. Any award of the arbitrator may be entered in such Litigation Proceedings pursuant to the Arbitration Act.

3.5        Pursuant to Section 118(8) of the Arbitration Act, the parties agree that discovery shall be conducted in accordance with the Utah Rules of Civil Procedure; provided, however, that incorporation of such rules will in no event supersede the Arbitration Provisions set forth herein, including without limitation the time limitation set forth in Paragraph 3.9 below, and the following:

b)        Discovery will only be allowed if the likely benefits of the proposed discovery outweigh the burden or expense, and the discovery sought is likely to reveal information that will satisfy a specific element of a claim or defense already pleaded in the Arbitration. The party seeking discovery shall always have the burden of showing that all of the standards and limitations set forth in these Arbitration Provisions are satisfied. The scope of discovery in the Arbitration proceedings shall also be limited as follows:
(i)        To facts directly connected with the transactions contemplated by the Agreement.
(ii)        To facts and information that cannot be obtained from another source that is more convenient, less burdensome or less expensive.
c)        No party shall be allowed (i) more than fifteen (15) interrogatories (including discrete subparts), (ii) more than fifteen (15) requests for admission (including discrete subparts), (iii) more than ten (10) document requests (including discrete subparts), or (iv) more than three depositions (excluding expert depositions) for a maximum of seven (7) hours per deposition.
3.6        Any party submitting any written discovery requests, including interrogatories, requests for production, subpoenas to a party or a third party, or requests for admissions, must prepay the estimated attorneys’ fees and costs, as determined by the arbitrator, before the responding party has any obligation to produce or respond.
Arbitration Provisions, Page 2

(a)        All discovery requests must be submitted in writing to the arbitrator and the other party before issuing or serving such discovery requests. The party issuing the written discovery requests must include with such discovery requests a detailed explanation of how the proposed discovery requests satisfy the requirements of these Arbitration Provisions and the Utah Rules of Civil Procedure. Any party will then be allowed, within ten (10) calendar days of receiving the proposed discovery requests, to submit to the arbitrator an estimate of the attorneys’ fees and costs associated with responding to such written discovery requests and a written challenge to each applicable discovery request. After receipt of an estimate of attorneys’ fees and costs and/or challenge(s) to one or more discovery requests, the arbitrator will make a finding as to the likely attorneys’ fees and costs associated with responding to the discovery requests and issue an order that (A) requires the requesting party to prepay the attorneys’ fees and costs associated with responding to the discovery requests, and (B) requires the responding party to respond to the discovery requests as limited by the arbitrator within a certain period of time after receiving payment from the requesting party. If a party entitled to submit an estimate of attorneys’ fees and costs and/or a challenge to discovery requests fails to do so within such 10-day period, the arbitrator will make a finding that (A) there are no attorneys’ fees or costs associated with responding to such discovery requests, and (B) the responding party must respond to such discovery requests (as may be limited by the arbitrator) within a certain period of time as determined by the arbitrator.
 (b)        In order to allow a written discovery request, the arbitrator must find that the discovery request satisfies the standards set forth in these Arbitration Provisions and the Utah Rules of Civil Procedure. The arbitrator must strictly enforce these standards. If a discovery request does not satisfy any of the standards set forth in these Arbitration Provisions or the Utah Rules of Civil Procedure, the arbitrator may modify such discovery request to satisfy the applicable standards, or strike such discovery request in whole or in part.
(c)        Discovery deadlines will be set forth in a scheduling order issued by the arbitrator. The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious.

3.7        Each party may submit expert reports (and rebuttals thereto), provided that such reports must be submitted by the deadlines established by the arbitrator. Expert reports must contain the following: (a) a complete statement of all opinions the expert will offer at trial and the basis and reasons for them; (b) the expert’s name and qualifications, including a list of all publications within the preceding 10 years, and a list of any other cases in which the expert has testified at trial or in a deposition or prepared a report within the preceding 10 years; and (c) the compensation to be paid for the expert’s report and testimony. The parties are entitled to depose any other party’s expert witness one time for no more than 4 hours. An expert may not testify in a party’s case-in-chief concerning any matter not fairly disclosed in the expert report.

3.8        All information disclosed by either party during the Arbitration process (including without limitation information disclosed during the discovery process) shall be considered confidential in nature. Each party agrees not to disclose any confidential information received from the other party during the discovery process unless (i) prior to or after the time of disclosure such information becomes public knowledge or part of the public domain, not as a result of any inaction or action of the receiving party, (ii) such information is required by a court order, subpoena or similar legal duress to be disclosed if such receiving party has notified the other party thereof in writing and given it a reasonable opportunity to obtain a protective order from a court of competent jurisdiction prior to disclosure; or (iii) disclosed to the receiving party’s agents, representatives and legal counsel on a need to know basis who each agree in writing not to disclose such information to any third party. Pursuant to Section 118(5) of the Arbitration Act, the arbitrator is hereby authorized and directed to issue a protective order to prevent the disclosure of privileged information and confidential information upon the written request of either party.

3.9        The parties hereby authorize and direct the arbitrator to take such actions and make such rulings as may be necessary to carry out the parties’ intent for the arbitration proceedings to be efficient and expeditious. Pursuant to Section 120 of the Arbitration Act, the parties hereby agree that an Arbitration Award must be made within 150 days after the Arbitration Commencement Date. The arbitrator is hereby authorized and directed to hold a scheduling conference within ten (10) calendar days after the Arbitration Commencement Date in order to establish a scheduling order with various binding deadlines for discovery, expert testimony, and the submission of documents by the parties to enable the arbitrator to render a decision prior to the end of such 150-day period. The Utah Rules of Evidence will apply to any final hearing before the arbitrator.
Arbitration Provisions, Page 3

3.10        The arbitrator shall have the right to award or include in the Arbitration Award any relief which the arbitrator deems proper under the circumstances, including, without limitation, specific performance and injunctive relief, provided that the arbitrator may not award exemplary or punitive damages.

3.11        If any part of these Arbitration Provisions is found to violate applicable law or to be illegal, then such provision shall be modified to the minimum extent necessary to make such provision enforceable under applicable law.

3.12        The arbitrator is hereby directed to require the losing party to (i) pay the full amount of any unpaid costs and fees of the arbitrator, and (ii) reimburse the prevailing party the reasonable attorneys’ fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.

4.    Appeals.

4.1        Following the entry of the Arbitration Award, either party (the “Appellant”) shall have a period of thirty (30) days in which to notify the other party (the “Appellee”), in writing, that it elects to appeal (the “Appeal”) the Arbitration Award (such notice, an “Appeal Notice”). The date the Appellant delivers an Appeal Notice to the Appellee is referred to herein as the “Appeal Date”. The Appeal Notice must be delivered to the Appellee in accordance with the provisions of Paragraph 3.1 above with respect to delivery of an Arbitration Notice and must describe the nature of the appeal and the remedies sought. In addition, together with its delivery of an Appeal Notice to the Appellee, the Appellant must also pay for (and provide proof of such payment to the Appellee together with its delivery of the Appeal Notice) a bond in the amount of 110% of the sum it owes to the Appellee as a result of the final decision made by the arbitrators that it is appealing. In the event neither party delivers an Appeal Notice to the other within the deadline prescribed in this Paragraph 4.1, each party shall lose its right to appeal and the decision of the arbitrator shall be final.

4.2        In the event an Appellant delivers an Appeal Notice to the Appellee in compliance with the provisions of Paragraph 4.1 above, the following provisions shall apply with respect to the Appeal:

(a)        The Appeal will be heard by a three (3) person arbitration panel (the “Appeal Panel”). Within ten (10) calendar days after the Appeal Date, the Appellee shall select and submit to the Appellant the names of five (5) arbitrators that are designated as “neutrals” or qualified arbitrators by Utah ADR Services (http://www.utahadrservices.com) (such five designated persons hereunder are referred to herein as the “Proposed Appeal Arbitrators”). For the avoidance of doubt, each Proposed Appeal Arbitrator must be qualified as a “neutral” with Utah ADR Services. Within ten (10) calendar days after the Appellee has submitted to the Appellant the names of the Proposed Appeal Arbitrators, the Appellant must select, by written notice to the Appellee, three (3) of the Proposed Appeal Arbitrators to act as the members of the Appeal Panel. If the Appellant fails to select three (3) of the Proposed Appeal Arbitrators in writing within such 10-day period, then the Appellee may select such three (3) arbitrators from the Proposed Appeal Arbitrators by providing written notice of such selection to the Appellant. If the Appellee fails to identify the Proposed Appeal Arbitrators within the time period required above, then the Appellant may at any time prior to the Appellee designating the Proposed Appeal Arbitrators, select the names of the five (5) Proposed Appeal Arbitrators. The Appellee may then, within ten (10) calendar days after the Appellant has submitted notice of its Proposed Appeal Arbitrators to the Appellee, select, by written notice to the Appellant, three (3) of the Proposed Appeal Arbitrators to serve on the Appeal Panel. If the Appellee fails to select in writing and within such 10-day period the three (3) members of the Appeal Panel, then the Appellant may select such three (3) members of the Appeal Panel by providing written notice of such selection to the Appellee. After the three (3) members of the Appeal Panel are selected, the Appellee shall designate in writing to the Appellant the name of one of such three (3) arbitrators to serve as the lead arbitrator. Subject to Paragraph 4.2(d) below, the cost of the Appeal Panel must be paid entirely by the Appellant. If Utah ADR Services ceases to exist or to provide a list of neutrals, then the arbitrators shall be selected under the then prevailing rules of the American Arbitration Association. The date that all three (3) selected arbitrators agree in writing to serve as the arbitrators hereunder is referred to herein as the “Appeal Commencement Date”.
 (b)        Within seven (7) days of the Appeal Commencement Date, Appellant shall deliver to the Appeal Panel and to Appellee a memorandum in support of appeal describing in detail its basis and arguments for appealing the Arbitration Award (the “Memorandum in Support”).
Arbitration Provisions, Page 4

Within seven (7) days of Appellant’s delivery of the Memorandum in Support, Appellee shall deliver to the Appeal Panel and to Appellant a memorandum in opposition to the Memorandum in Support (the “Memorandum in Opposition”). Within seven (7) days of Appellee’s delivery of the Memorandum in Opposition, Appellant shall deliver to the Appeal Panel and to Appellee a reply memorandum to the Memorandum in Opposition.
(c)        The parties hereby agree that the Appeal must be heard by the Appeal Panel within thirty (30) calendar days of the Appeal Commencement Date and that the Appeal Panel’s Arbitration Award must be made within thirty (30) days after the Appeal is heard, and in any event within sixty (60) days of the Appeal Commencement Date. The Utah Rules of Evidence will apply to any final hearing before the Appeal Panel.
(d)        The Appeal Panel is hereby directed to require the losing party to (i) pay the full amount of any unpaid costs and fees of the Appeal Panel, and (ii) reimburse the prevailing party the reasonable attorneys’ fees, arbitrator costs, deposition costs, and other discovery costs incurred by the prevailing party.
[Remainder of page intentionally left blank]

Arbitration Provisions, Page 5